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                                                                    Exhibit 10.7
                                     FORM OF
                             SUBMANAGEMENT AGREEMENT


                                 by and between


          [MARRIOTT INTERNATIONAL, INC./MARRIOTT HOTEL SERVICES, INC.]

                                (as "SUBMANAGER")


                                       and

                                   IHC II, LLC

                     --------------------------------------

                             (as "Primary Manager")




                   Dated as of _______________________ , 1998




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                                TABLE OF CONTENTS

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
ARTICLE I

         MANAGEMENT OF THE HOTEL..................................................................................2
         1.01         Acceptance of the Hotel.....................................................................2
         1.02         Conversion of the Hotel.....................................................................2
         1.03         Management Responsibilities.................................................................3
         1.04         Chain Services..............................................................................4
         1.05         Employees...................................................................................5
         1.06         Primary Manager's Right to Inspect..........................................................5
         1.07         Conditions to Take-Over of Hotel............................................................5

ARTICLE II

         TERM.....................................................................................................6
         2.01         Term........................................................................................6
         2.02         Performance Termination.....................................................................6

ARTICLE III

         COMPENSATION OF SUBMANAGER...............................................................................7
         3.01         Management Fees.............................................................................7
         3.02         Operating Profit............................................................................7

ARTICLE IV

         ACCOUNTING MATTERS.......................................................................................7
         4.01         Accounting, Distributions and Annual Reconciliation.........................................7
         4.02         Books and Records...........................................................................8
         4.03         Accounts, Expenditures......................................................................9
         4.04         Accounting for Conversion of Hotel..........................................................9
         4.05         Business Plan...............................................................................9
         4.06         Working Capital............................................................................11
         4.07         Fixed Asset Supplies.......................................................................11

ARTICLE V

         REPAIRS, MAINTENANCE AND REPLACEMENTS...................................................................11
         5.01         Repairs and Maintenance Costs Which Are Expensed...........................................11
         5.02         FF&E Reserve...............................................................................12
         5.03         Capital Expenditures.......................................................................13
         5.04         Ownership of Replacements..................................................................14

ARTICLE VI

         INSURANCE, DAMAGE, CONDEMNATION, AND FORCE MAJEURE......................................................14
         6.01         Insurance..................................................................................14
         6.02         Owner's Option to Obtain Property Insurance................................................16
         6.03         Damage and Repair..........................................................................17
         6.04         Condemnation...............................................................................17

ARTICLE VII

         TAXES...................................................................................................18
         7.01         Real Estate and Personal Property Taxes....................................................18

ARTICLE VIII

         MANAGEMENT OF THE HOTEL ................................................................................18
         8.01         Ownership of the Hotel.....................................................................18
         8.02         Mortgages..................................................................................19
         8.03         Subordination, Non-Disturbance and Attornment..............................................20
         8.04         No Covenants, Conditions or Restrictions...................................................21
         8.05         Liens; Credit..............................................................................21
         8.06         Amendments Requested by Mortgagee..........................................................21
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
ARTICLE IX

         DEFAULTS ...............................................................................................22
         9.01         Events of Default..........................................................................22
         9.02         Remedies...................................................................................23
         9.03         Additional Remedies........................................................................23

ARTICLE X

         ASSIGNMENT AND SALE ....................................................................................23
         10.01        Assignment.................................................................................23

ARTICLE XI

         MISCELLANEOUS...........................................................................................25
         11.01        Right to Make Agreement....................................................................25
         11.02        Consents and Cooperation...................................................................25
         11.03        Relationship...............................................................................25
         11.04        Applicable Law.............................................................................25
         11.05        Recordation................................................................................25
         11.06        Headings...................................................................................26
         11.07        Notices....................................................................................26
         11.08        Environmental Matters......................................................................27
         11.09        Confidentiality............................................................................28
         11.10        Projections................................................................................28
         11.11        Actions to be Taken Upon Termination.......................................................29
         11.12        Trademarks, Trade Names and Intellectual Property..........................................31
         11.13        Competing Facilities.......................................................................31
         11.14        Waiver.....................................................................................32
         11.15        Partial Invalidity.........................................................................32
         11.16        Survival...................................................................................32
         11.17        Affiliates.................................................................................32
         11.18        Negotiation of Agreement...................................................................32
         11.19        Estoppel Certificates......................................................................32
         11.20        System Standards...........................................................................33
         11.21        Arbitration................................................................................33
         11.22        Restricted Area Right of Termination.......................................................33
         11.23        Entire Agreement...........................................................................34
         11.24        Expert Resolution Process..................................................................34

ARTICLE XII

         DEFINITION OF TERMS ....................................................................................35
         12.01        Definition of Terms........................................................................35



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Exhibit "A-1"              Name and Location of Hotel
                           Manager
                           Take-Over Date
                           Term Expiration Date
                           Base Management Fee
                           Initial FF&E Reserve Balance
                           FF&E Reserve Contribution
                           Restricted Area
                           Trade Area Expiration Date

Exhibit "A-2"              Trade Area Description

Exhibit "B-1"              Five-Year Plan

Exhibit "B-2"              Additional Capital Expenditures

Exhibit "C"                Memorandum of Management Agreement




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



                             SUBMANAGEMENT AGREEMENT


         This Submanagement Agreement ("Agreement") is executed as of the ____ day of __________, 1998 ("Effective Date"), by IHC II, LLC ("Primary Manager"), a _________ limited liability company with a mailing address at ________________________________, and [MARRIOTT HOTEL SERVICES, INC or MARRIOTT INTERNATIONAL, INC.] (as specified on Exhibit "A-1")("Submanager"), a Delaware corporation, with a mailing address at c/o Marriott International, Inc., 10400 Fernwood Road, Bethesda, Maryland 20817.


                                R E C I T A L S :

         A. Patriot American Hospitality Partnership, L.P., an Affiliate thereof, or an entity in which Patriot American Hospitality Partnership, L.P. or an Affiliate thereof owns an interest ("Owner") is the owner of fee title [leasehold title in the case of Atlanta] to the parcel of real property (the "Site") containing a hotel building or buildings located at the address as set forth in Exhibit "A-1," together with a lobby, restaurants, meeting rooms, administrative offices, and certain other amenities and related facilities (collectively, the "Hotel Improvements" or the "Improvements"). The Site and the Hotel Improvements, in addition to certain other rights, improvements, and personal property as more particularly described in the definition of "Hotel" in
Section 12.01 hereof, are collectively referred to as the "Hotel."

         B. Owner and Patriot American Hospitality Operating Partnership, L.P. ("Wyndham") have entered into a lease of the Hotel to Wyndham.

         C. Wyndham and Primary Manager have entered into a management agreement (the "Primary Management Agreement") for the management of the Hotel by Primary Manager.

         D. The Hotel is presently (as of the Effective Date) being managed by Primary Manager (the "Primary Manager").

         E. The Hotel is presently operated as a Marriott Hotel pursuant to a franchise agreement (the "Franchise Agreement") between Marriott International, Inc., or one or its Affiliates, as franchisor and Interstate Hotels Corporation, or one of its Affiliates, as franchisee, which franchisee interest has been assumed by Primary Manager.

         F. Owner, Wyndham, Marriott International, Inc. and Interstate Hotel Company have previously entered into a settlement agreement (the "Settlement Agreement") concerning the resolution of disputes among the parties, pursuant to which this Agreement is being executed .

         G. Owner, Wyndham, Primary Manager and Submanager, simultaneously with the execution of this Agreement and effective as of the Take-Over Date, have entered into an Owner's Agreement (the "Owner's Agreement") which sets forth certain rights and responsibilities among Owner, Wyndham and Submanager.

         H. Primary Manager desires to engage Submanager effective as of the Take-Over Date to manage and operate the Hotel and Submanager desires to accept such engagement upon the terms and conditions set forth in this Agreement.

         I. All capitalized terms used in this Agreement shall have the meaning set forth in Article XII hereof.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Primary Manager and Submanager agree as follows:

                                    ARTICLE I

                             MANAGEMENT OF THE HOTEL


         1.01     Acceptance of the Hotel

         Submanager represents that, due to the fact that the Hotel has been operated as a Marriott franchised property, it is familiar with the condition and operation of the Hotel and, subject to the provisions of the Agreement, Submanager accepts the Hotel "AS IS." Such acceptance is based on the assumption that the Hotel will continue to be operated by Primary Manager in accordance with System Standards up to the Take-Over Date. Such acceptance includes:

                  A. Submanager's agreement to hire all current Hotel employees, except as provided in Section 1.02A;

                  B. Submanager's acceptance of all hotel operating systems, subject to conversion as provided in Section 1.02B;

                  C. Submanager's acceptance of all existing service and supply contracts and bookings;

                  D. Submanager's acceptance of the Improvements and all FF&E, Inventories, Fixed Asset Supplies, Softgoods and Case Goods, subject to Section 5.02, Section 5.03 and Exhibit A-1.

         1.02     Conversion of the Hotel

                  A. Based on interviews conducted prior to the Take-Over Date, Submanager shall determine which members of the Hotel Executive Committee will not be accepted by Submanager for employment with Submanager. In addition, Submanager will perform (i) drug-testing on all persons applying for employment with Submanager, and (ii) SRI testing on all managerial applicants. Submanager and Primary Manager will jointly arrange that such interviewing and such testing will occur on a schedule which will permit Submanager to give Primary Manager a notice, at least thirty (30) days prior to the Take-Over Date, as to which individuals have not been accepted for employment by Submanager. In connection with the foregoing, Submanager agrees that: (i) Submanager will hire a sufficient number of the existing employees at the Hotel to avoid the occurrence of a "closing" under the WARN Act; and (ii) Submanager will hire at least eighty percent of the existing managerial staff who apply for positions with Submanager. Primary Manager shall make arrangements so that, prior to the TakeOver Date, the employment of all such employees who are not accepted for employment by Submanager is terminated or that such employees have been transferred to another location. All severance pay due to such employees shall be paid by the employer who terminates them; provided, however, that severance costs required to be paid for employees terminated by Submanager will be treated as Deductions in accordance with the terms of this Agreement. Primary Manager agrees to indemnify, defend and hold harmless Submanager and its Affiliates (and their respective directors, officers, shareholders, employees and agents) from any and all claims, causes of action, costs, expenses and liabilities resulting from such termination of employment of such employees and/or the failure of Submanager to hire such employees (including, without limitation, severance pay, wrongful discharge claims, claims and other costs under the WARN Act, and claims and/or fines under other applicable Legal Requirements) and/or resulting from the employment of such individuals prior to such termination (including, without limitation, disability claims, vacation, sick leave, wages, salaries and other benefits).

                  B. Prior to the Take-Over Date, Submanager will install in the Hotel (at Primary Manager's cost) the Accounting, Payroll and Human Resources Systems (both hardware and software) necessary for Submanager to operate the Hotel. The parties estimate that (assuming that the Hotel has the RS-6000 computer system) the cost of such equipment will be approximately One Hundred and Six Thousand Dollars ($106,000). Such amount is separate from and in addition to the Initial FF&E Reserve Balance set forth in Exhibit A-1. Primary Manager shall reimburse Submanager for such costs within thirty (30) days after being invoiced by Submanager; if Primary Manager fails to do so, Submanager shall have the right to deduct such amounts from distributions to Primary Manager under Section 3.02.A.

                  C. Prior to the Take-Over Date, Submanager shall have access to the Hotel at reasonable times in order to inspect Hotel and the physical plant, to familiarize itself with the systems and maintenance, to review maintenance records and otherwise to perform its customary due diligence prior to a take-over of a hotel; provided, however, that such access shall not materially interfere with the operation of the Hotel.

                  D. Prior to and after the Take-Over Date, Primary Manager shall (and shall cause Wyndham and Owner to) cooperate with Submanager in obtaining and transferring such licenses, permits and approvals necessary for the operation of the Hotel (subject to the provision contained in Section 1.07A.1).

         1.03     Management Responsibilities

                  A. From and after the Take-Over Date, Submanager shall, and Primary Manager hereby authorizes and engages Submanager to, supervise, direct and control the management and operation of the Hotel in accordance with the terms and conditions of this Agreement. During the Term, the Hotel shall be known as a Marriott Hotel, with such additional identification determined by Submanager as may be necessary to provide local identification.



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                  B. Submanager shall manage the Hotel in accordance with System
Standards and shall, subject to the terms of this Agreement, perform each of the following functions (the costs and expenses of which shall be Deductions) with respect to the Hotel:

                           1. Recruit, employ, supervise, direct and discharge
the employees at the Hotel.

                           2. Establish prices, rates and charges for services
provided in the Hotel, including
Guest Room rates.

                           3. Establish and revise, as necessary, administrative
policies and procedures, including policies and procedures for the control of revenue and expenditures, for the purchasing of supplies and services, for the control of credit, and for the scheduling of maintenance, and verify that the foregoing procedures are operating in a sound manner.

                           4. Make payments on accounts payable and handle
collections of accounts receivable.

                           5. Arrange for and supervise public relations and
advertising, prepare marketing plans, and make available to the Hotel the benefits of various marketing programs in use in the Marriott System as they may exist from time to time, such as the Marriott Rewards Program.

                           6. Procure all Inventories and replacement of Fixed
Asset Supplies.

                           7. Prepare and deliver interim accountings, annual
accountings, Annual Operating Statements, Building Estimates, FF&E Estimates, Proposed Business Plans, and such other information as is required by this Agreement and be available at reasonable times to discuss the above-listed items as well as the operations at the Hotel generally with Primary Manager.

                           8. Plan, execute and supervise repairs, maintenance,
and FF&E purchases at the Hotel.

                           9. Provide, or cause to be provided, risk management
services relating to the types of insurance required to be obtained or provided by Submanager under this Agreement.

                          10. Obtain and keep in full force and effect, either
in Owner's or Wyndham's name, as may be required by applicable law, any and all licenses and permits to the extent same is within the control of Submanager (or, if same is not within the control of Submanager, Submanager shall use due diligence and reasonable efforts to obtain and keep same in full force and effect).

                  C. The operation of the Hotel from and after the Take-Over Date shall be under the exclusive supervision and control of Submanager which, except as otherwise specifically provided in this Agreement, shall be responsible for the proper and efficient operation of the Hotel. In fulfilling its obligations under this Agreement, Submanager shall act as a reasonable and prudent manager of the Hotel, having regard for the status of the Hotel and maintaining the System Standards. Submanager shall have discretion and control in all matters relating to management and operation of the Hotel, including, without limitation, the following: charges for Guest Rooms, commercial space, and services provided by the Hotel; food and beverage services; employment policies; credit policies; granting of leases, subleases, licenses and concessions for shops and businesses within the Hotel, provided that the term of any such lease, sublease, license or concession shall not exceed the Term of this Agreement and rent under any such lease or sublease or payments under any license or concession agreement shall not be computed based upon the net income or profits derived from the business activities of the tenant or licensee or concessionaire at the Hotel; receipt, holding and disbursement of funds; maintenance of bank accounts; procurement of Inventories (including initial Inventories), supplies and services; payment of costs and expenses specifically provided for in this Agreement or otherwise reasonably necessary for the proper and efficient operation



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of the Hotel; and, generally, all activities necessary for operation of the
Hotel. Submanager agrees that it shall consult with Primary Manager prior to the hiring of any general manager of the Hotel

                  D. Submanager will comply with and abide by all applicable Legal Requirements (except for certain Legal Requirements which are Primary Manager's, Wyndham's or Owner's responsibility under Section 5.03 and Section
11.08 hereof) pertaining to its operation of the Hotel, including in connection with any drug testing or SRI testing of employees and applicants. Primary Manager shall cause Wyndham to comply (or shall cause Wyndham to cause Owner to comply, as applicable) with and abide by all applicable Legal Requirements pertaining to the Hotel Improvements or to Owner's or Wyndham's ownership interest in the Hotel (including, without limitation, Primary Manager's, Wyndham's or Owner's obligations under Sections 5.03 and 11.08 hereof). Either Owner, Wyndham, Primary Manager or Submanager shall have the right, but not the obligation, in its reasonable discretion, to contest or oppose, by appropriate proceedings, any such Legal Requirements. The reasonable expenses of any such contest of a Legal Requirement shall be paid from Gross Revenues as Deductions.

                  E. Submanager will indemnify, defend and hold Owner, Wyndham and Primary Manager harmless from and against all claims, loss, cost, liability and damage (including, without limitation, attorneys' fees and expenses, and the cost of litigation) arising from any willful or grossly negligent violation of any of Submanager's corporate policies by any member of the Hotel Executive Committee, if said claims, loss, cost, liability or damage is not insured.

         1.04     Chain Services

         Commencing with the Take-Over Date and thereafter during the Term of this Agreement, Submanager shall cause to be furnished to the Hotel certain services (collectively referred to herein as "Chain Services") that are furnished generally on a central, regional or other group basis to other hotels in the Marriott System and which benefit such hotels such as: (i) national sales office services; central training services; career development and relocation of management personnel; central advertising and promotion (including direct and image media and advertising administration); the Marriott national reservations system services and the Marriott computer payroll and accounting services; benefits administration; gift shop merchandise handling; and (ii) such additional central, regional or other group services as are or may be, from time to time, furnished for the benefit of hotels in the Marriott System or in substitution for services now performed at individual hotels which may be more efficiently performed on a group basis. The charges for Chain Services shall include, as applicable, allocation of salaries, wages, and overhead related to the employees of Submanager, Marriott, or any Affiliate involved in providing any of the Chain Services and shall be allocated on a fair basis among all hotels receiving such services. At the time of the delivery of each Annual Operating Statement, Submanager shall deliver to Primary Manager a certification executed by an officer of Marriott that (i) the allocation of charges for Chain Services is consistent with GAAP and generally accepted hotel practices, (ii) such charges are allocated among the hotels in the Marriott System in a fair and equitable manner, and (iii) the method of allocation of such expenses has not been changed since the date of this Agreement or, if they have changed, advising Primary Manager of the details of such change.

         1.05     Employees

         All personnel employed at the Hotel shall, at all times from and after the Take-Over Date, be the employees of Submanager. Submanager shall have absolute discretion with respect to all personnel employed at the Hotel, including, without limitation, decisions regarding hiring, promoting, transferring, compensating, supervising, terminating, directing and training all employees at the Hotel, and, generally, establishing and maintaining all policies relating to employment. Submanager shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting the Hotel in connection with its management or operation of the Hotel to the extent such provision of accommodations and amenities is customary with System Standards. No person shall otherwise be given gratuitous accommodations or services without prior approval of Primary Manager and Submanager, except in accordance with usual practices of the hotel and travel industry.



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


         1.06     Primary Manager's Right to Inspect

         Primary Manager and its respective agents and Owner and its respective agents shall have access to the Hotel at any and all reasonable times for the purpose of inspection. Owner and Wyndham shall have access to the Hotel at any and all reasonable times upon prior advance notice to the general manager of the Hotel for the purpose of showing the Hotel to prospective purchasers, tenants or Mortgagees.

         1.07     Conditions to Take-Over of Hotel

                  A. The obligation of Submanager to assume operation of the Hotel hereunder shall be conditioned upon each of the following:

                           1. That Submanager has received, prior to the
Take-Over Date, all licenses, permits, and all other approvals necessary for operation of the Hotel by Submanager (or valid transfers of such licenses, etc., to Submanager); provided, however, that to the extent such licenses, permits and other approvals are held by Owner, Wyndham or Primary Manager and Submanager can operate the hotel with such licenses, permits and other approvals in the name of Owner, Wyndham or Primary Manager, then such licenses, permits and other approvals shall remain in the name of Owner, Wyndham or Primary Manager, as applicable;

                           2. If required under Article VIII, that Submanager
and each Mortgagee have executed the "Subordination Agreement" described in
Section 8.03;

                           3. That the Initial FF&E Reserve Balance, as
described in Section 5.02.A, shall have been deposited in the FF&E Reserve.

                           4. That the Primary Manager has provided the
necessary initial Working Capital, as described in Section 4.06.

                  B. Notwithstanding any other provision of this Agreement, Submanager shall have the right to terminate this Agreement, on thirty (30) days' written notice to Primary Manager, if (i) the conditions to the take-over of the Hotel by Submanager which are listed in Section 1.07.A.1 and 2 have not been satisfied within thirty (30) days after receipt of notice from Submanager that such conditions remain unsatisfied at the time Submanager provides such notice (which notice may be given by Submanager at any time on or after the Take-Over Date), or (ii) if the conditions to the takeover of the Hotel by Submanager which are listed in Section 1.07.A.3 and 4 have not been satisfied within ten (10) days after receipt of notice from Submanager that such conditions remain unsatisfied at the time Submanager provides such notice (which notice may be given by Submanager at any time on or after the Takeover Date). Any such termination shall not be exclusive of any other rights or remedies of Submanager under this Agreement, the Owners Agreement or the Settlement Agreement.



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                                   ARTICLE II

                                      TERM

         2.01     Term

                  A. The term ("Term") of this Agreement shall begin on the Take-Over Date and shall continue until the Term Expiration Date. Pursuant to the terms of the Settlement Agreement, during the Term of this Agreement, the Franchise Agreement shall be suspended without penalty (except for the royalty fee provisions thereof, and the royalty fees payable thereunder shall continue to be paid to Marriott International, Inc.) and is of no force or effect until such time as the Franchise Agreement may be reinstated pursuant to the provisions of Section 2.01.B below. Such royalty fee payments under the Franchise Agreement shall be paid out of Gross Revenues hereunder, and Submanager is hereby authorized and directed to make such payments, which shall be treated as Deductions hereunder for all purposes.

                  B. In the event of any Termination of this Agreement (but excluding: (i) natural expiration at the Term Expiration Date, or (ii) Termination pursuant to Section 11.22), Primary Manager shall, as of the effective date of said Termination (the "Termination Effective Date") reinstate the Franchise Agreement (the "Reinstated Franchise Agreement"), modified as follows: (w) such Reinstated Franchise Agreement shall be in effect from and after the Termination Effective Date, and shall continue until the Term Expiration Date, (x) the franchise fees under such Reinstated Franchise Agreement shall continue until the Term Expiration Date, (y) the restrictions on Owner, Lessee or Primary Manager from developing, owning, franchising or operating other hotels within a designated area around the Hotel shall not be effective, and (z) such other modifications to the Franchise Agreement as are provided in the Settlement Agreement. In addition, upon such Termination (i.e. other than a Termination which is excluded in the parenthetical clause in the first sentence of this Section 2.01.B), Submanager shall be paid the "Special Fee" as defined herein, which, in the event the lump sum payment option is selected, shall be paid on or before the effective date of Termination, to the extent not paid pursuant to the Settlement Agreement. In the event of any Termination of this Agreement pursuant to Section 11.22, the Franchise Agreement shall not be reinstated and as of the date of such Termination, no further royalty fees shall be payable under the Franchise Agreement, and the Franchise Agreement will not be of any further force or effect.

         2.02     Performance Termination

                  A. Subject to the provisions of Section 2.02.B below, Primary Manager shall have the option to terminate this Agreement, if:

                           1. With respect to any two (2) Fiscal Years within
any three (3) Fiscal Year period (not including any portion of any Fiscal Year prior to the expiration of the first (1st) full Fiscal Year after the TakeOver
Date) Operating Profit is less than the applicable Performance Termination Threshold; and

                           2. The Revenue Index of the Hotel during each of such
Fiscal Years (i.e. any two (2) Fiscals Years within three (3) Fiscal Year period) is less than the Revenue Index Threshold.

Such option to terminate shall be exercised by serving written notice thereof on Submanager no later than sixty (60) days after the receipt by Primary Manager of the annual accounting under Section 4.01.B hereof for the second of the two (2) Fiscal Years referred to in Section 2.02.A.1. If Submanager does not elect to avoid such Termination pursuant to Section 2.02.B below, this Agreement shall terminate as of the end of the fourth (4th) full Accounting Period following the date on which Submanager receives Primary Manager's written notice of its intent to terminate this Agreement; provided that such period of time shall be extended as required by applicable Legal Requirements pertaining to the termination of the employment of the employees at the Hotel. Primary Manager's failure to exercise its right to terminate this Agreement pursuant to Section 2.02.A with respect to any given Fiscal Year shall not be deemed an estoppel or waiver of Primary Manager's right to terminate this Agreement with respect to subsequent Fiscal Years to which this Section 2.02.A may apply.

                  B. Upon receipt of Primary Manager's written notice of Termination under Section 2.02.A, Submanager shall have the option, to be exercised within sixty (60) days after receipt of said notice, to avoid such Termination by electing (in a notice to Primary Manager) to waive the payment of the Base Management Fee and the payment of franchise fees under the Franchise Agreement (beginning as of the first day of the next full Accounting Period after the date of such notice from Submanager) until such time as the total cumulative amount (the "Cumulative Waived Base Fees") of such waived Base Management Fee and franchise fees equals the total amount (the "Cure Payment") by which Operating Profit for each of the Fiscal Years in question (i.e., the Fiscal Years referred to in Section 2.02.A.1) was less than the Performance Termination Threshold. [In the case of the Houston, the following applies: Upon receipt of Primary Manager's written notice of Termination under Section 2.02.A, Submanager shall have the option, to be exercised within sixty (60) days after receipt of said notice, to avoid such Termination by electing (in a notice to Primary Manager) to pay an amount equal to the amount (the "Cure Payment") by which Operating Profit for each of the Fiscal Years in question (i.e., the Fiscal Years referred to in Section 2.02.A.1) was less than the Performance Termination Threshold, and shall pay the Cure Payment within thirty (30) days of providing such notice to Primary Manager.] In the event Submanager makes a Cure Payment pursuant to this Section 2.02.B, the Fiscal Years with respect to which such Cure Payment was made shall thereafter not be treated, for purposes of subsequent elections by Primary Manager pursuant to Section 2.02.A, as Fiscal Years in which the circumstances described in Section 2.02.A.1 have occurred. If Submanager exercises such option to make such Cure Payment, then the foregoing Primary Manager's election to terminate this Agreement under Section 2.02.A shall be canceled and of no force or effect with respect to the two (2) Fiscal Years in question, and this Agreement shall not terminate. Such cancellation, however, shall not affect the right of Primary Manager, as to each subsequent Fiscal Year to which Section 2.02.A applies, to again elect to terminate this Agreement pursuant to the provisions of Section 2.02.A. If Submanager does not exercise its option to make a Cure Payment as aforesaid, then this Agreement shall be terminated as of the date set forth in Section 2.02.A. Submanager may not elect to make a Cure Payment more than one (1) time during the Term hereof.


                                   ARTICLE III

                           COMPENSATION OF SUBMANAGER

         3.01     Management Fees

         Submanager shall be paid the Base Management Fee, which shall be retained by Submanager from Gross Revenues.

         3.02     Operating Profit

         Operating Profit shall be distributed to Primary Manager in accordance with Article IV.


                                   ARTICLE IV

                               ACCOUNTING MATTERS

         4.01     Accounting, Distributions and Annual Reconciliation

                  A. Submanager agrees that it shall institute (as soon as reasonably practicable after the TakeOver Date, but in no event more than sixty
(60) days after the Take-Over Date) cash management protocols at the Hotel in order to distribute to an account designated and owned by Primary Manager on a daily basis (to the extent possible, subject to holidays, banking holidays, and other days in which account transfers cannot be effected by banks) all amounts in the Operating Accounts that are in excess of the Reasonable Amount of Working Capital and amounts due Submanager. During the up to 60 day period when such daily sweep is being implemented, Submanager shall sweep weekly to Primary Manager's account on a manual basis. Within twenty (20) days after the close of each Accounting Period (Submanager hereby agreeing to use reasonable best efforts to deliver reports in fifteen (15) days), Submanager shall deliver an interim accounting (the "Accounting Period Statement") to Primary Manager showing Gross Revenues, Deductions, Operating Profit, and applications and distributions thereof for the preceding Accounting Period.

                  B. Calculations and payments of the Base Management Fee, and distributions of Operating Profit made with respect to each Accounting Period within a Fiscal Year shall be accounted for cumulatively. Within seventy-five
(75) days after the end of each Fiscal Year, Submanager shall deliver to Primary Manager a statement (the "Annual Operating Statement") in reasonable detail summarizing the operations of the Hotel for the immediately preceding Fiscal Year and a certificate of Submanager's chief accounting officer certifying that, to the best of his or her knowledge, such Annual Operating Statement is true and correct. The parties shall, within five (5) business days after Primary Manager's receipt of such Annual Operating Statement, make any adjustments, by cash payment, in the amounts paid or retained for such Fiscal Year as are needed because of the final figures set forth in such Annual Operating Statement. Such Annual Operating Statement shall be controlling over the preceding Accounting Period Statements. No adjustments shall be made for any Operating Loss in any preceding Fiscal Year.

                  C. To the extent there is an Operating Loss for any Accounting Period, additional funds in the amount of any such Operating Loss shall be provided by Primary Manager within thirty (30) days after Submanager has delivered written notice thereof to Primary Manager. If Primary Manager does not so fund such Operating Loss within the thirty (30) day time period, Submanager shall have the right (without affecting Submanager's other remedies under this Agreement) to withdraw an amount equal to such Operating Loss from future distributions of funds otherwise due to Primary Manager.

         4.02     Books and Records

         Books of control and account pertaining to operations at the Hotel shall be kept on the accrual basis and in all material respects in accordance with the Uniform System of Accounts. Primary Manager may at reasonable intervals during Submanager's normal business hours examine such records. If Primary Manager desires, at its own expense, to audit, examine, or review the Annual Operating Statement, Primary Manager shall notify Submanager in writing within sixty (60) days after receipt of such Annual Operating Statement of its intention to audit and begin such audit no sooner than thirty (30) days and no later than sixty (60) days after Submanager's receipt of such notice. Primary Manager shall complete such audit within ninety (90) days after commencement thereof. If Primary Manager does not make such an audit, then such Annual Operating Statement shall be deemed to be conclusively accepted by Primary Manager as being correct, and Primary Manager shall have no right thereafter, except in the event of fraud by Submanager, to question or examine the same. If any audit by Primary Manager discloses an understatement of any amounts due Primary Manager, Submanager shall promptly pay Primary Manager such amounts found to be due, plus interest thereon (at the Prime Rate plus one percent (1%) per annum) from the date such amounts should originally have been paid. If any audit discloses that Submanager has not received any amounts due it, Primary Manager shall pay Submanager such amounts, plus interest thereon (at the Prime Rate plus one percent (1%) per annum) from the date such amounts should originally have been paid. Any dispute concerning the correctness of an audit shall be settled by arbitration, in accordance with Section 11.21. Notwithstanding anything to the contrary contained in this Agreement, Primary Manager's auditors (which may be Owner's auditors) shall have the right upon reasonable advance notice to conduct preliminary audit procedures prior to the end of a Fiscal Year in preparation for the annual audit outlined above (e.g. , such auditors would have the right to audit during the fourth quarter of a Fiscal Year the first three quarters of such Fiscal Year), and Submanager shall provide access to the books and control of account for the Hotel for such purpose. Submanager also agrees to make available in connection with Primary Manager's audit such other information as it may have in order that Primary Manager can prepare or furnish Wyndham with the information for Wyndham to prepare such reports as may be required under the Lease and so that Owner and Wyndham can make filings required under any applicable securities laws and regulations or requirements of any applicable stock exchange. Submanager agrees to retain all accounting records for each Fiscal Year for at least three (3) years after the expiration of such Fiscal Year.

         4.03     Accounts, Expenditures

                  A. All funds derived from operation of the Hotel shall be deposited on a daily basis (to the extent possible, subject to holidays, banking holidays and other days in which deposits to banks cannot be effected) by Submanager in bank accounts (the "Operating Accounts") in a bank or banks designated by Submanager, subject to Primary Manager's reasonable approval. Withdrawals from said Operating Accounts shall be made solely by representatives of Submanager whose signatures have been authorized. Submanager shall assume the responsibilities of a fiduciary with respect to Submanager's handling of Primary Manager's funds which are derived from the operation of the Hotel. Reasonable petty cash funds shall be maintained at the Hotel.

                  B. All payments made by Submanager hereunder shall be made from the Operating Accounts, petty cash funds, or from the FF&E Reserve (in accordance with Section 5.02). Submanager shall not be required to make any advance or payment with respect to the Hotel except out of such funds, and Submanager shall not be obligated to incur any liability or obligation with respect to the Hotel without assurances that the necessary funds for the discharge thereof will be provided by Primary Manager. In any event, if any such liability or obligation is incurred by Submanager with respect to the Hotel, Submanager shall have the option to deduct such amounts from Primary Manager's share of Operating Profit if Primary Manager has not fully reimbursed Submanager for said amounts within ten (10) days after Primary Manager's receipt of notice from Submanager that said amounts are due.

                  C. Debts and liabilities incurred by Submanager as a result of its operation and management of the Hotel pursuant to the terms hereof, whether asserted before or after Termination, will be paid by Primary

Manager to the extent funds are not available for that purpose from Gross Revenues. The provisions of this Section 4.03 C shall survive Termination.

         4.04     Accounting for Conversion of Hotel

                  A. It shall be a general principle in the accounting for the Hotel that all liabilities (including, without limitation, all Previously-Accrued Payables) incurred prior to the Take-Over Date, or properly allocated to the period prior to the Take-Over Date under generally accepted accounting principles, shall be paid by Primary Manager from its own funds, and not from Gross Revenues nor from the FF&E Reserve. Primary Manager agrees to indemnify, defend and hold Submanager and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all claims, causes of action, costs, expenses and damages arising from such liabilities.

                  B. As a convenience to the Primary Manager, Submanager agrees to apply any Previously- Accrued Receivables which Submanager receives at the Hotel to pay those Previously-Accrued Payables which Primary Manager has confirmed in writing to Submanager. Submanager shall use commercially reasonable procedures to collect such Previously-Accrued Receivables, but shall not be obligated to institute any legal actions with respect to any Previously-Accrued Receivables. If the Previously-Accrued Payables exceed the Previously- Accrued Receivables, Primary Manager shall be responsible for the payment of such excess. Any surplus of the Previously-Accrued Receivables received by Submanager over such Previously-Accrued Payables shall be promptly remitted by Submanager to Primary Manager.

                  C. As of the Take-Over Date, the cash on hand at the Hotel shall be deposited in one of the Operating Accounts set up by Submanager pursuant to Section 4.03, and shall be treated as part of the Working Capital described in Section 4.06. The term "cash on hand" shall not be deemed to include amounts remaining in the FF&E Reserve which was maintained by Primary Manager.

         4.05     Business Plan

                  A. Submanager shall submit to Primary Manager for its approval (which shall not be unreasonably withheld or delayed), at least forty-five (45) days prior to the beginning of each Fiscal Year which begins after the Take-Over Date, a preliminary draft (the "Proposed Business Plan") of the budget of the estimated financial results of the operation of the Hotel during the next Fiscal Year. Primary Manager's approval shall be deemed to have been given if Submanager has received no notice from Primary Manager to the contrary within forty-five (45) days after Primary Manager's receipt of such Proposed Business Plan. Such Proposed Business Plan shall project the estimated Gross Revenues, departmental profits, Deductions, and Operating Profit for the forthcoming Fiscal Year for the Hotel. In preparing the Proposed Business Plan for each Fiscal Year, Submanager's goal will be the maximization of the long-term Operating Profit of the Hotel, in keeping with System Standards and the general standards of the hotel industry for similar properties. If there are material items in any given Proposed Business Plan which have been budgeted at significantly different amounts from the amounts actually experienced (or projected) for the same items in the preceding Fiscal Year, Submanager agrees to take reasonable steps to ensure that, at Primary Manager's request, qualified personnel from Submanager's staff are available at the Hotel to explain these differences to Primary Manager. A meeting (or meetings) for such purpose shall be held, at the Hotel, at Primary Manager's request, within a reasonable period of time after the submission to Primary Manager of the Proposed Business Plan. Submanager will at all times give good faith consideration to Primary Manager's suggestions regarding any Proposed Business Plan, and in any event each Proposed Business Plan is subject to the approval of Primary Manager as set forth in
Section 4.05.B.

                  B. Primary Manager shall not be entitled to withhold its approval of any Proposed Business Plan based on its objection to: (i) Submanager's reasonable projections of either Gross Revenues or the components thereof; (ii) projected costs and expenses which are "system charges" (that is, costs and expenses which are generally uniform throughout the Marriott System, such as: the charges for Chain Services; the costs of the Marriott frequent guest program or, if applicable, the "Marriott Rewards Program" and other chain-wide marketing programs; employee benefits and other compensation programs); (iii) costs and expenses which are not within the control of either Owner, Wyndham, Primary Manager or Submanager, such as Impositions and the cost of utilities; or (iv) increases in projected costs and expenses of operating the Hotel, which increases are primarily caused by projected increases in Gross Revenues. The approval of Primary Manager (as set forth in the first sentence of Section 4.05.A) shall not be required if, and to the extent that, the Proposed Business Plan for a given Fiscal Year is, in all material respects, the same as the Proposed Business Plan for the preceding Fiscal Year, as adjusted by the GDP Deflator; provided, however, that in any event (x) the FF&E Reserve expenditures and Capital Expenditures components of such Proposed Business Plan shall be subject to Primary Manager's approval and (y) if there were, in the prior Fiscal Year, expenditures from the FF&E Reserve or Capital Expenditures which affect operating costs or revenues, then the Proposed Business Plan shall be subject to the approval of the Primary Manager as set forth in Section 4.05.A. If Primary Manager and Submanager fail to mutually agree on the Proposed Business Plan within sixty (60) days after the submission to Primary Manager of the Proposed Business Plan, as described in the first sentence of Section 4.05.A, either party shall have the right to submit to the Expert Resolution Process the issue of whether or not the Proposed Business Plan submitted by Submanager is unreasonable, given the goals which are set forth in the fourth sentence of
Section 4.05.A. While such determination by the Expert is pending, Submanager shall operate the Hotel, in all material respects, based on the Business Plan for the preceding Fiscal Year (as adjusted by the GDP Deflator), with adjustments for those items over which there is no disagreement between Primary Manager and Submanager, and with adjustments for those items listed in clauses
(i), (ii), (iii), and (iv) above. The Proposed Business Plan, as approved by Primary Manager (or deemed approved pursuant to the Expert Resolution Process), is herein referred to as the "Business Plan".

                  C. With respect to the "stub year" (if any) immediately following the Take-Over Date, Submanager shall submit the Proposed Business Plan to Primary Manager by no later than thirty (30) days prior to the Take-Over Date.

                  D. Submanager shall diligently operate the Hotel in accordance with the Business Plan. It is understood, however, that the Business Plan is an estimate only and that unforeseen circumstances such as the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions, may make adherence to the Business Plan impracticable, and Submanager shall be entitled to depart therefrom due to causes of the foregoing nature. In the event that Submanager determines that circumstances require that there will be material changes in the Business Plan, Submanager shall so notify Primary Manager, and, as to any components of a Business Plan over which Primary Manager has approval rights under this Agreement, Primary Manager shall have the right to reasonably approve such proposed material changes. Primary Manager's approval shall be deemed to have been given if Submanager has received no notice from Primary Manager to the contrary within twenty (20) days after Primary Manager's receipt of such notice of proposed material changes in the Business Plan.

                  E. Submanager shall provide to Primary Manager with fifteen
(15) days after the expiration of each fiscal quarter a reforecast of the Business Plan for such Fiscal Year.

         4.06     Working Capital

                  A. On or prior to the Take-Over Date, Primary Manager shall provide Submanager with initial Working Capital for the Hotel in the amount of One Thousand Two Hundred Fifty Dollars ($1,250) per guest room, as adjusted by the GDP Deflator, per Guest Room, less cash on hand at the Hotel as of the Take-Over Date. If Primary Manager fails to provide any Working Capital as required under this Section 4.06.A, Submanager shall have the right (after first giving Primary Manager ten (10) days written notice thereof) to deduct the required amounts from Gross Revenues.

                  B. Primary Manager shall, from time to time during the Term, promptly, but no later than thirty (30) days after written request by Submanager, advance any additional funds, over and above those required pursuant to Section 4.06.A, necessary to maintain a Reasonable Amount of Working Capital. If Primary Manager does not so fund additional Working Capital within the said thirty (30) day time period, Submanager shall have the right (without affecting Submanager's other remedies under this Agreement) to withdraw an amount equal to the funds requested in order to maintain a Reasonable Amount of Working Capital from future distributions of funds otherwise due to Primary Manager. All funds so advanced for Working Capital shall be utilized by Submanager for the purposes of this Agreement pursuant to cash management policies established for the Marriott System. Upon Termination, Submanager shall, except as otherwise provided in this Agreement, return the outstanding balance of the Working Capital to Primary Manager.

         4.07     Fixed Asset Supplies

         Primary Manager shall, within thirty (30) days after request by Submanager, provide funds that are necessary to increase the level of Fixed Asset Supplies to levels determined by Submanager, in its good faith judgment, to be necessary to satisfy the needs of the Hotel as its operation may, from time to time, require. The cost of Fixed Asset Supplies consumed in the operation of the Hotel shall constitute a Deduction. Fixed Asset Supplies shall remain the property of Hotel throughout the term of the Agreement and upon Termination (except for those Fixed Asset Supplies which are purchased by Submanager pursuant to Section 11.11.E).

         4.08     Litigation

         Submanager shall give notice to Primary Manager from time to time of any material litigation affecting the Hotel, together with such additional information within the possession or control of Submanager or the applicable insurance carrier as Primary Manager may reasonably request.

                                    ARTICLE V

                      REPAIRS, MAINTENANCE AND REPLACEMENTS

         5.01     Repairs and Maintenance Costs Which Are Expensed

         Submanager shall maintain the Hotel in good repair and condition, and shall make or cause to be made such routine maintenance, repairs and minor alterations as it determines are necessary for such purposes. The phrase "routine maintenance, repairs, and minor alterations" as used in this Section
5.01 shall include only those which are normally expensed under generally accepted accounting principles. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues (and not from the FF&E Reserve) and shall be treated as a Deduction in determining Operating Profit.

         5.02     FF&E Reserve

                  A. Submanager shall establish a reserve account (the "FF&E Reserve"), in a bank or similar institution reasonably acceptable to both Submanager and Primary Manager, to cover the cost of: (i) replacements, renewals and additions to the FF&E at the Hotel; and (ii) Special Capital Expenditures. Withdrawals from the FF&E Reserve shall be made solely by representatives of Submanager whose signatures have been authorized. Primary Manager covenants that, as of the Take-Over Date, the dollar amount in the FF&E Reserve shall be no less than the Initial FF&E Reserve Balance. If Primary Manager fails to provide the dollar amount in the FF&E Reserve in an amount no less than the Initial FF&E Reserve Balance as required under this Section 5.02.A, Submanager shall have the right (after first giving Primary Manager ten (10) days written notice thereof) to deduct the required amounts from Gross Revenues. In addition, Primary Manager covenants that the Five-Year Plan attached hereto as Exhibit "B-1" shall be implemented, subject to any mutually-approved changes, as Special Capital Expenditures from the FF&E Reserve.

                  B. During the Term of this Agreement, subject to the provisions of subsection E, below, Submanager shall transfer into the FF&E Reserve an amount set forth on Exhibit "A-1" (except to the extent that the Five-Year Plan sets forth different percentage(s) applicable to certain periods in the Term, in which event such percentage(s) in the Five-Year Plan shall be controlling during such periods) for each such Accounting Period. Transfers into the FF&E Reserve shall be made at the time of each interim accounting described in Section 4.01 hereof. All amounts transferred into the FF&E Reserve pursuant to this Section 5.02.B shall be paid from Gross Revenues as Deductions.

                  C. Submanager shall prepare an annual estimate (the "FF&E Estimate") of the expenditures necessary for (1) replacements, renewals and additions to the FF&E of the Hotel, and (2) Special Capital Expenditures, during the ensuing Fiscal Year and shall deliver the FF&E Estimate to Primary Manager for its approval (which shall not be unreasonably withheld or delayed), at the same time as Submanager submits the Proposed Business Plan described in Section 4.05.A. The FF&E Estimate shall also indicate the estimated time schedule for making such replacements, renewals, and additions. In preparing the FF&E Estimate for each Fiscal Year, Submanager's goal will be to maintain the Hotel in accordance with System Standards and the general standards of the hotel industry for similar properties. Primary Manager shall not be entitled to withhold its approval of any FF&E Estimate based on its objection to: (i) items already agreed upon in the Five-Year Plan; (ii) costs and expenses which are consistent throughout the Marriott System for similarly situated hotels (such as periodic hard and soft good replacement schedules); (iii) costs and expenses of items that fall within the "under $25,000" category of expenditures (namely, that a given order or related series of orders for FF&E purchases is less than $25,000) that are characterized as such in the FF&E Estimate; or (iv) costs and expenses of items that are introduced into the Marriott System as part of System Standards. If Primary Manager and Submanager fail to mutually agree on the FF&E Estimate within forty-five (45) days after the submission to Primary Manager, either party shall have the right to submit to the Expert Resolution Process the issue of whether or not Submanager's proposed FF&E Estimate is unreasonable, given the goals which are set forth in the third sentence of this Section 5.02.C. While such determination by the Expert is pending, Submanager shall operate the Hotel, in all material respects, based on the FF&E Estimate for the preceding Fiscal Year (as adjusted by the GDP Deflator), with adjustments for those items over which there is no disagreement between Primary Manager and Submanager, and for those items listed above over which Primary Manager has no right of approval.

                  D. Submanager shall, consistent with the applicable FF&E Estimate, from time to time make such (1) replacements, renewals and additions to the FF&E of the Hotel, and (2) Special Capital Expenditures, as Submanager deems necessary, up to the balance in the FF&E Reserve. No expenditures will be made that are in excess of the FF&E Reserve without the approval of Primary Manager and Submanager shall diligently operate the Hotel in accordance with the FF&E Estimate approved (or deemed approved through the Expert Resolution Process) by Primary Manager, provided that, to the extent not included in the applicable FF&E Estimate or not otherwise approved by Primary Manager, Submanager shall be allowed to use the funds in the FF&E Reserve for expenditures deemed reasonably necessary by Submanager to repair or correct any condition on or about the Hotel which (i) constitutes a violation of any applicable Legal Requirement which imposes liability or potential liability on the Submanager, or (ii) presents a threat to life or property of Submanager or any guest, employee or invitee on or about the Hotel; provided, however, that Submanager shall give notice of any such expenditure made by Submanager reasonably promptly following such expenditure. At the end of each Fiscal Year, any amounts remaining in the FF&E Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of the Hotel shall be added to the FF&E Reserve. The FF&E Reserve will be kept in an interest-bearing account, and any interest which accrues thereon shall be retained in the FF&E Reserve. Neither (1) proceeds from the disposition of FF&E, nor (2) interest which accrues on amounts held in the FF&E Reserve, shall (a) result in any reduction in the required transfers to the FF&E Reserve set forth in subsection B above, nor (b) be included in Gross Revenues.

                  E. As the Hotel ages, the percentages of Gross Revenues which are set forth in Section 5.02.B may not be sufficient to keep the FF&E Reserve at the levels necessary to make the replacements, renewals, and additions to the FF&E of the Hotel, or to make the Special Capital Expenditures, which are required to maintain the Hotel in accordance with the System Standards. If Submanager reasonably believes that the funding of the FF&E Reserve (with respect to the following Fiscal Year or any subsequent Fiscal Year) will not be adequate to maintain the Hotel in accordance with System Standards, Submanager shall give notice to Primary Manager of a proposed increase in the annual percentage in Section 5.02.B to provide the additional funds required, which increase in the annual percentage shall require the approval of Primary Manager. If Primary Manager and Submanager fail to agree on a requested increase in the annual percentage Section 5.02.B within forty-five (45) days after the submission to Primary Manager, either party shall have the right to submit to the Expert Resolution Process the issue of whether or not Primary Manager's proposed increase in the annual percentage is reasonable. Until such time as an increase in the annual percentage in this Section 5.02.B has been approved (or deemed approved through the Expert Resolution Process) by Primary Manager, the reserve set forth in this Section 5.02.B (as the same may have been previously increased pursuant to the procedures set forth in Section 5.02.E) shall continue to apply. Notwithstanding the foregoing, in the event the FF&E Reserve is not increased through the procedures described in this Section 5.02 E, and such failure shall result in the Submanager being unable to maintain the Hotel in accordance with the System Standards, Submanager may, on sixty (60) days written notice to Primary Manager, terminate this Agreement. Finally, the placing of any restrictions on the expenditure by Submanager of funds from the FF&E Reserve other than as set forth in this Section 5.02 (including, without limitation, restrictions resulting from (i) any Litigation involving Owner, Wyndham, Primary Manager or the Hotel, or (ii) a Foreclosure) shall entitle Submanager, on sixty
(60) days written notice to Primary Manager, to terminate this Agreement.

                  F. Submanager covenants that it shall utilize amounts in the FF&E Reserve solely for replacements, renewals and additions to the FF&E at the Hotel and Special Capital Expenditures, as provided in the foregoing provisions of this Section 5.02, and shall not be subject to setoff for any other amounts alleged by Submanager to be owed by Primary Manager to Submanager.

         5.03     Capital Expenditures

                  A. Submanager shall prepare an annual estimate (the "Building Estimate") of all Capital Expenditures. Submanager shall submit the Building Estimate to Primary Manager for its approval at the same time as Submanager submits the Proposed Business Plan described in Section 4.05.A. Submanager shall not make any Capital Expenditures without the prior written Approval of Primary Manager, unless otherwise permitted herein. Primary Manager shall (or shall cause Wyndham under the Primary Management Agreement (or cause Wyndham to cause Owner, as applicable), to) make Capital Expenditures to allow the completion of the work described on Exhibit "B-2" hereto at Primary Manager's, or Wyndham's or Owner's, as applicable, sole cost and expense and not from Gross Revenues or the FF&E Reserves.

                  B. Notwithstanding the provisions of Section 5.03A, Submanager shall be authorized to take appropriate remedial action (including making any necessary Capital Expenditures) without receiving Primary Manager's prior consent in the following circumstances: (i) if there is an emergency threatening the Hotel, its guests, invitees or employees; or (ii) if the continuation of the given condition would subject Submanager and/or Primary Manager and/or Owner and/or Wyndham to civil or criminal liability, and if Primary Manager has either failed to remedy the situation or has failed to take appropriate legal action to stay the effectiveness of any applicable Legal Requirement. Submanager shall cooperate with Primary Manager in the pursuit of any such action and shall have the right to participate therein. Primary Manager shall, upon written request by Submanager, promptly reimburse all expenditures made by Submanager pursuant to this Section 5.03.B.

                  C. The cost of all Capital Expenditures (including the expenses incurred by either Primary Manager or Submanager in connection with any civil or criminal proceeding described above) shall be borne solely by Primary Manager, and shall not be paid from Gross Revenues nor from the FF&E Reserve.

                  D. Primary Manager shall not unreasonably withhold its Approval with respect to Capital Expenditures as are: (i) required, in Submanager's reasonable judgment, to keep the Hotel in a first-class, competitive, efficient and economical operating condition in accordance with System Standards; or (ii) required by reason of any Legal Requirement, or otherwise required for the continued safe and orderly operation of the Hotel. Submanager shall be entitled to terminate this Agreement, on sixty (60) days' notice to Primary Manager, if: Primary Manager either (a) fails to approve any Capital Expenditure described in the preceding sentence, or (b) fails to provide funding for any such Capital Expenditure within sixty (60) days after the submission to Primary Manager of the Building Estimate requesting such Capital Expenditure.

                  E. Submanager will not make a detailed inspection of the ADA compliance and life-safety elements of the Hotel prior to the Take-Over Date. To the extent that any of such elements are not in compliance with System Standards, Primary Manager shall be obligated (or shall cause Wyndham under the Primary Management Agreement (or cause Wyndham to cause Owner, as applicable)) to fund any necessary remedial measures promptly after the Take-Over Date in accordance with a schedule for such measures and the funding thereof proposed by Submanager. Submanager shall review any such elements and the schedule of compliance and funding with Primary Manager, and shall consider in good faith any comments of Primary Manager as to methods of compliance with ADA and priority of compliance efforts.

                  F. On the Effective Date, Primary Manager shall fund an escrow account as provided in Section 3.2.8 of the Settlement Agreement.

         5.04     Ownership of Replacements

         All repairs, alterations, improvements, renewals or replacements made pursuant to Article V, and all amounts kept in the FF&E Reserve, shall, except as otherwise provided in this Agreement, be the property of Primary Manager or Wyndham, as applicable.


                                   ARTICLE VI

               INSURANCE, DAMAGE, CONDEMNATION, AND FORCE MAJEURE

         6.01     Insurance

                  A. Subject to Section 6.02, Submanager shall, commencing with the Take-Over Date and thereafter during the Term of the Agreement, procure and maintain, either with insurance companies of recognized responsibility reasonably approved by Primary Manager or by legally qualifying itself as a self insurer, a minimum of the following insurance:

                           1. Property insurance on the Improvements and
contents against loss or damage by fire, lightning and all other risks covered by the usual extended coverage endorsement, all in an amount not less than ninety percent (90%) of the replacement cost thereof;

                           2. Boiler and machinery insurance against loss or
damage from explosion of boilers or pressure vessels to the extent applicable to the Hotel;

                           3. Business interruption insurance covering loss of
profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Sections 6.01.A.1 and 2 of a type and in amounts as are generally established by Submanager at similar hotels it owns, leases or manages under the Marriott name in the United States;

                           4. General liability insurance against claims for
bodily injury, death or property damage occurring on, in, or about the Hotel, and automobile liability insurance on vehicles operated in conjunction with the Hotel, with a combined single limit for each occurrence of not less than One Hundred Million Dollars ($100,000,000);

                           5. Workers' compensation as may be required under
applicable laws covering all of Submanager's employees at the Hotel;

                           6. Fidelity bonds, with reasonable limits to be
determined by Submanager, covering its employees in job classifications normally bonded in other similar hotels it leases or manages under the Marriott name in the United States or as otherwise required by law, and comprehensive crime insurance to the extent Submanager and Primary Manager mutually and reasonably agree it is necessary for the Hotel;

                           7. Employer's liability insurance in accordance with
Submanager's standard practices and policies (it being agreed that, in the event Primary Manager requests an increase in the coverage or limits of such insurance, and provided that such increased coverage or limit is available, Submanager shall obtain such increased coverage or limit, with the additional cost thereof being a Deduction hereunder for all purposes other than the calculation of Operating Profit for purposes of Section 2.02 hereof).

                           8. Such other insurance in amounts as Submanager in
its reasonable judgment deems advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Hotel.

                  B. All insurance described in Section 6.01.A may be obtained by Submanager by endorsement or equivalent means under its blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified in this Agreement.

                  C. Submanager may self insure or otherwise retain such risks or portions thereof as it does with respect to other similar hotels it owns, leases or manages under the Marriott name in the United States.

                  D. All policies of insurance required under Section 6.01.A shall be carried in the name of Submanager. The policies required under Sections 6.01.A.1, 2, 3, and 4 shall include the Owner, Wyndham and Primary Manager as an additional insured. Upon notice by the Primary Manager, Submanager shall also have the policies required under Sections 6.01.A.1, 2, and 3 include any Mortgagee as an additional insured. Any property losses thereunder shall be payable to the respective parties as their interests may appear. Any Mortgage encumbering the Hotel shall contain provisions to the effect that proceeds of the insurance policies required to be carried under Sections 6.01.A.1 and 2 shall be available for repair and restoration of the Hotel, subject to exceptions customarily included in institutional hotel mortgages.

                  E. Submanager shall deliver to Owner, Wyndham and Primary Manager certificates of insurance with respect to all policies so procured and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof. All certificates of insurance provided for under this Section 6.01 shall, to the extent obtainable, state that the insurance shall not be canceled or materially changed without at least thirty
(30) days' prior written notice to the certificate holder .

                  F. Insurance premiums and any other costs or expenses with respect to the insurance or self-insurance required under Section 6.01.A., including any Insurance Retention (as defined below), shall be paid from Gross Revenues (except as otherwise set forth to the contrary in Section 1.03.E) as Deductions. Such premiums and costs shall be allocated on an equitable basis to the hotels participating under Submanager's blanket insurance or self-insurance programs, as applicable. Except as otherwise set forth in Section 1.03.E and except for any self-insurance retained by Submanager or any of its Affiliates, any reserves, losses, costs or expenses which are uninsured shall be treated as a cost of insurance and shall be Deductions. Upon Termination, a reserve in an amount which is acceptable to Submanager, and which is in accordance with generally accepted practices in the insurance industry, shall be established from Gross Revenues (or, if Gross Revenues are insufficient, from Working Capital) to cover the amount of any Insurance Retention and all other costs which will eventually have to be paid by either Primary Manager or Submanager with respect to pending or contingent claims, including those which arise after Termination for causes arising during the Term of the Agreement. For purposes of this Section 6.01.F, "Insurance Retention" shall mean the amount of any loss or reserve under Submanager's blanket insurance or self-insurance programs which is allocated to the Hotel, not to exceed the higher of (A) the maximum per occurrence limit established for similar hotels participating in such programs, or (B) the insurance policy deductible on any loss which may fall within high hazard classifications as mandated by the insurer (e.g., earthquake, flood, windstorm on coastal properties, etc.). If the Hotel is not a participant under Submanager's blanket insurance or self-insurance programs, "Insurance Retention" shall mean the amount of any loss or reserve allocated to the Hotel, not to exceed the insurance policy deductible.

                  G. Submanager agrees that the charge to the Hotel for insurance that it obtains pursuant to the foregoing provisions shall not incorporate a profit to Submanager or any of its Affiliates, or, if a profit is incorporated, that the charge therefor to the Hotel shall not be in excess of the competitive market rate for comparable insurance.

         6.02     Owner's Option to Obtain Property Insurance.

         At any time, and from time to time, within ten (10) days after receipt of Primary Manager's written request, Submanager will provide Primary Manager with its best estimate of the renewal cost of Submanager's blanket insurance as required in Section 6.01.A.(1), (2) and (3). Primary Manager may, at its option, by written notice to Submanager which shall be delivered no later than ninety
(90) days prior to the natural expiration of the insurance policies which Submanager has obtained pursuant to Section 6.01.A(1), (2) and (3), advise Submanager that Owner or Wyndham shall procure and maintain the insurance specified in Section 6.01.A(1), (2) and (3) (in which case Submanager shall allow such policies obtained by it under Section 6.01.A(1), (2) and (3) to expire), subject to the following terms and conditions:

                  A. All such policies of insurance shall be carried in the name of Owner and/or Wyndham as applicable, with Submanager as additional insureds. Any property losses thereunder shall be payable to the respective parties as their interests may appear. The documentation with respect to each Mortgage shall contain provisions to the effect that proceeds of the insurance policies required to be carried under Section 6.01.A(1), (2) and (3) shall be available for repair and restoration of the Hotel, to the extent required pursuant to
Section 6.01.D. However, any Mortgagee shall be entitled to impose reasonable conditions on the disbursement of insurance proceeds for the repair and/or restoration of the Hotel, including a demonstration by Owner or Wyndham that the amount of such proceeds (together with other funds Owner or Wyndham agrees to make available) is sufficient for such purpose.

                  B. Primary Manager shall deliver to Submanager certificates of insurance with respect to all policies so procured and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof.

                  C. All such certificates of insurance shall, to the extent obtainable, state that the insurance shall not be canceled or materially changed without at least thirty (30) days' prior written notice to the certificate holder.

                  D. Premiums for such insurance coverage shall be treated as Deductions, provided that if the cost of such insurance procured by Owner or Wyndham exceeds the cost of Submanager's comparable coverage by more than ten percent (10%), all such excess costs shall be the sole responsibility of Primary Manager and shall not be a Deduction.

                  E. Should Primary Manager exercise its option to have the insurance described in this Section 6.02 procured by Owner or Wyndham, Primary Manager hereby waives and shall cause Owner and Wyndham to waive in writing to Submanager their rights of recovery from Submanager or any of its Affiliates (and their respective directors, officers, shareholders, agents and employees) for loss or damage to the Hotel, and any resultant interruption of business.

                  F. All insurance procured by Owner or Wyndham shall be obtained from reputable insurance companies reasonably acceptable to Submanager.

                  G. Should Primary Manager exercise its right to have Owner or Wyndham obtain the insurance described in this Section 6.02, Primary Manager acknowledges that Submanager is under no obligation to thereafter include the Hotel in its blanket insurance program (with respect to the insurance described in Section 6.01.A(1), (2) and (3)) for the balance of the Term.

         6.03     Damage and Repair

                  A. If, during the Term, the Hotel is damaged by a Minor Casualty, Submanager shall, with all reasonable diligence, proceed to process the claim with the applicable insurance carriers, including settling such claim, and to make the necessary arrangements with appropriate contractors and suppliers to repair and/or replace the damaged portion of the Hotel. Primary Manager's consent shall not be needed for Submanager to perform any of the foregoing, all of which shall be performed in accordance with Submanager's reasonable judgment. Primary Manager agrees to sign promptly any documents which are necessary to process and/or adjust the claim with the insurance carriers, as well as any contracts with such contractors and/or suppliers.

                  B. If, during the Term, the Hotel suffers a Total Casualty, this Agreement shall be terminable at the option of either party upon ninety
(90) days' written notice to the other party. Such notice must be sent within thirty (30) days after the date of the Total Casualty.

                  C. If, during the Term, the Hotel is damaged by fire, casualty or other cause to a greater extent than a Minor Casualty, but not to the extent of a Total Casualty, or if the Hotel suffers a Total Casualty but neither party elects to terminate under Section 6.04.A, Primary Manager shall cause Wyndham (or shall cause Wyndham to cause Owner, as applicable), at such party's cost and expense and with all reasonable diligence, repair and/or replace the damaged portion of the Hotel to the same condition as existed previously. Submanager shall have the right to discontinue operating the Hotel to the extent it deems necessary to comply with applicable Legal Requirements or as necessary for the safe and orderly operation of the Hotel. To the extent available, proceeds from the insurance described in Section 6.01 of this Agreement shall be applied to such repairs and/or replacements. If Owner or Wyndham, as applicable, fails to so promptly commence and complete the repairing and/or replacement of the Hotel so that it shall be substantially the same as it was prior to such damage or destruction, such failure shall be an Event of Default by Primary Manager.

         6.04     Condemnation

                  A. In the event all or substantially all of the Hotel shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of the Hotel shall be so taken, but the result is that it is unreasonable to continue to operate the Hotel in accordance with the standards required by this Agreement, this Agreement shall terminate.

                  B. In the event a portion of the Hotel shall be taken by the events described in Section 6.03.A, or the entire Hotel is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate the Hotel, this Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render the Hotel equivalent to its condition prior to such event shall be used for such purpose; and Submanager shall have the right to discontinue operating the Hotel to the extent it deems necessary for the safe and orderly operation of the Hotel.

                                   ARTICLE VII

                                      TAXES

         7.01     Real Estate and Personal Property Taxes

                  A. Except as specifically set forth in subsection B below, all real estate and personal property taxes, levies, assessments and similar charges on or relating to the Hotel ("Impositions") during the Term shall be paid by Submanager from Gross Revenues, before any fine, penalty, or interest is added thereto or lien placed upon the Hotel or upon the Agreement, unless payment thereof is in good faith being contested and enforcement thereof is stayed. Any such payments shall be Deductions in determining Operating Profit. Primary Manager shall, within five (5) days after receipt, furnish Submanager with copies of official tax bills and assessments which it may receive with respect to the Hotel. Any of Owner, Wyndham, Primary Manager or Submanager (in which case Primary Manager agrees to cause Owner or Wyndham to sign, as applicable, the required applications and otherwise cooperate with Submanager in expediting the matter) may initiate proceedings to contest any negotiations or proceedings with respect to any Imposition, and all reasonable costs of any such contest shall be paid from Gross Revenues and shall be a Deduction in determining Operating Profit. Submanager shall, as part of its contest or negotiation of any Imposition, be entitled, on Owner's or Wyndham's behalf, to waive any applicable statute of limitations in order to avoid paying the Imposition during the pendency of any proceedings or negotiations with applicable authorities.

                  B. The word "Impositions" as used in this Agreement shall not include the following, all of which shall be paid solely by Primary Manager, Owner or Wyndham, as applicable, not from Gross Revenues nor from the FF&E
Reserve:

                           1. Any franchise, corporate, estate, inheritance,
succession, capital levy or transfer tax imposed on Owner, Wyndham or Primary Manager, or any income tax imposed on any income of Owner, Wyndham or Primary Manager (including distributions to Primary Manager pursuant to Article III hereof);

                           2. Special assessments (regardless of when due or
whether they are paid as a lump sum or in installments over time) imposed because of facilities which are constructed by or on behalf of the assessing jurisdiction (for example, roads, sidewalks, sewers, culverts, etc.) which directly benefit the Hotel (regardless of whether or not they also benefit other buildings), which assessments shall be treated as capital costs of construction and not as Deductions;

                           3. "Impact Fees" (regardless of when due or whether
they are paid as a lump sum or in installments over time) which are required of Owner, Wyndham or Primary Manager as a condition to the issuance of site plan approval, zoning variances or building permits, which impact fees shall be treated as capital costs of construction and not as Deductions; or

                           4. "Tax-increment financing" or similar financing
whereby the municipality or other taxing authority has assisted in financing the construction of the Hotel by temporarily reducing or abating normal Impositions in return for substantially higher levels of Impositions at later dates.

                                  ARTICLE VIII

                             MANAGEMENT OF THE HOTEL

         8.01     Ownership of the Hotel

                  A. Primary Manager hereby covenants that it will exercise its rights under the Primary Management Agreement (i) to cause Wyndham to have, keep, and maintain good and marketable leasehold title to the Hotel (ii) to cause Wyndham to cause Owner to have, keep and maintain good and marketable fee title to the Site, in each case free and clear of any and all liens, encumbrances or other charges, except as follows:

                           1. easements or other encumbrances (other than those
described in subsections 2 and 3 hereof) that do not adversely affect the operation of the Hotel by Submanager and that are not prohibited pursuant to
Section 8.04 of this Agreement;

                           2. Qualified Mortgages; or

                           3. liens for taxes, assessments, levies or other
public charges not yet due or due but not yet payable.

                  B. Primary Manager shall exercise its rights under the Primary Management Agreement to cause Wyndham (or to cause Wyndham to cause Owner) to pay and discharge, on or before the due date, any and all payments due under any Mortgage. Primary Manager shall exercise its rights under the Primary Management Agreement to cause Wyndham (or to cause Wyndham to cause Owner) to indemnify, defend, and hold Submanager harmless from and against all claims, litigation and damages arising from the failure of Owner or Wyndham, as applicable, to make any such payments as and when required; and this obligation of Primary Manager shall survive Termination. Submanager shall have no responsibility for payment of debt service due with respect to the Hotel, from Gross Revenues or otherwise, and such responsibility shall be solely that of Owner or Wyndham.

                  C. Primary Manager covenants and shall exercise its rights under the Primary Management Agreement to cause Wyndham (or to cause Wyndham to cause Owner) to covenant that, so long as Submanager is not in Default under this Agreement or any Subordination Agreement, Submanager shall quietly hold, occupy and enjoy the Hotel throughout the Term hereof free from hindrance, ejection or molestation by Owner, Wyndham or Primary Manager or other party claiming under, through or by right of Owner, Wyndham or Primary Manager. Primary Manager shall exercise its rights under the Primary Management Agreement to cause Wyndham (or to cause Wyndham to cause Owner) to pay and discharge any payments and charges and, at such party's expense, to prosecute all appropriate actions, judicial or otherwise, necessary to assure such free and quiet occupation; provided, however, that Owner or Wyndham, as applicable, shall have the right to contest by appropriate action any such payments or charges as long as such contest does not disturb such free and quiet occupation by Submanager.

         8.02     Mortgages

                  A. Owner or Wyndham shall be permitted to encumber the Hotel and/or the Site with any Mortgage which is a Qualified Mortgage. Primary Manager covenants that it shall exercise its rights under the Primary Management Agreement to cause Wyndham (or to cause Wyndham to cause Owner) not to encumber the Hotel and/or the Site with any Mortgage which is not a Qualified Mortgage.

                  B. Any Mortgage which meets all of the following requirements shall be referred to in this Agreement as a "Qualified Mortgage":

                           1. The proposed Mortgage is from an Institutional
Lender; and

                           2. Owner or Wyndham (as applicable) and Primary
Manager and Submanager and the holder of such Mortgage shall have entered into a Subordination Agreement (to be recorded in the real property records in the jurisdiction where the Site is located) as further described in Section 8.03 below. Submanager agrees to enter into a Subordination Agreement which satisfies the requirements of Section 8.03 in connection with a proposed Mortgage which is otherwise a Qualified Mortagage.

In addition, any Mortgage which encumbers the Hotel as of the date of the Settlement Agreement and which continues to encumber the Hotel as of the Take-Over Date shall be deemed to constitute a Qualified Mortgage whether or not it meets the requirements set forth in 1 and 2 above.

         8.03     Subordination, Non-Disturbance and Attornment

                  A. Primary Manager shall exercise its rights under the Primary Management Agreement to cause Wyndham (or to cause Wyndham to cause Owner) (i) to use best reasonable efforts to obtain from any Mortgagee which holds a Mortgage as of the Take-Over Date and (ii) to obtain from any Mortgagee which is granted a Mortgage after the Take-Over Date an instrument (the "Subordination Agreement"), reasonably satisfactory in all respects to Submanager and such Mortgagee, which shall be recordable in the jurisdiction where the Hotel is located, pursuant to which:

                           1. This Agreement and any extensions, renewals,
replacements or modifications thereto, and all right and interest of Primary Manager and Submanager in and to the Hotel, shall be subject and subordinate to such Mortgage;

                           2. Primary Manager and Submanager shall be obligated
to each of the Subsequent Owners (as defined below) to perform all of the terms and conditions of this Agreement for the balance of the remaining Term hereof, with the same force and effect as if such Subsequent Owners were the Owner or Wyndham, as applicable; and

                           3. In the event that there is a Foreclosure of such
Mortgage (or a deed in lieu of Foreclosure), or other exercise by such Mortgagee (or its successor) of its remedies in the event of default, in connection with which title or possession of the Hotel is transferred to the Mortgagee (or its designee) or to a purchaser at Foreclosure or to a subsequent purchaser from the Mortgagee (or from its designee) (all of the foregoing shall collectively be referred to as "Subsequent Owners"), then regardless of whether the Lease is terminated or survives such Foreclosure, Primary Manager shall not be disturbed in its rights under the Primary Management Agreement and Submanager shall not be disturbed in its rights under this Agreement so long as Primary Manager is not in default under the Primary Management Agreement and Submanager is not in Default hereunder.

                  B. In the event that the Subordination Agreement contains provisions requiring Submanager (upon a default under the Mortgage, or upon various other stipulated conditions) to pay certain amounts which are otherwise due to Primary Manager under this Agreement to the Mortgagee or its designee (rather than to Primary Manager), Primary Manager hereby gives its consent to such provisions, which consent shall be deemed to be irrevocable until the entire debt secured by the Mortgage has been discharged.

                  C. Prior to any encumbrance of the Hotel or the Site with any Mortgage after the Take-Over Date, Primary Manager shall be obligated to exercise its rights under the Primary Management Agreement to cause Wyndham (or to cause Wyndham to cause Owner) to obtain from the proposed Mortgagee an executed, recordable Subordination Agreement. Primary Manager and Submanager agree to execute such Subordination Agreement for the benefit of such proposed Mortgagee. If Owner or Wyndham encumbers the Hotel or the Site with a Mortgage after the Take-Over Date without first obtaining such a Subordination Agreement from the Mortgagee: (i) it shall be a Default of Primary Manager under this Agreement, entitling Submanager to all of the remedies set forth in Article IX; and (ii) in addition, Submanager shall thereafter have a continuing right to terminate this Agreement upon sixty (60) days' prior written notice to Primary Manager.

                  D. Notwithstanding the subordination of this Agreement which is described in Section 8.03.A.1 (or any subsequent subordination to any other Mortgage), if, in connection with the exercise by any Mortgagee of its remedies under any Mortgage, there is a material adverse impact upon the operation of the Hotel by Submanager in accordance with the System Standards (such as, for example, the imposition of restrictions upon expenditures from the FF&E Reserve by Submanager, where such restrictions are not set forth in this Agreement), the foregoing shall be deemed to be an Event of Default by Primary Manager entitling Submanager to all of the remedies set forth in Article IX.

         8.04     No Covenants, Conditions or Restrictions

                  A. Primary Manager covenants that it will exercise its rights under the Primary Management Agreement to cause Wyndham (or to cause Wyndham to cause Owner) to not (unless Submanager has given its prior written consent thereto) enter into any covenants, conditions or restrictions, including reciprocal easement agreements or cost-sharing arrangements (collectively referred to as "CC&R's") affecting the Site or the Hotel (i) which would prohibit or limit in any material respect Submanager from operating the Hotel in accordance with the System Standards, including related amenities proposed for the Hotel pursuant to the Five Year Plan; (ii) which would allow the Hotel facilities (for example, parking spaces) to be used by persons other than guests, invitees or employees of the Hotel; (iii) which would allow the Hotel facilities to be used for specified charges or rates which have not been approved by Submanager; or (iv) which would subject the Hotel to exclusive arrangements regarding food and beverage operation or retail merchandise. To Primary Manager's knowledge, any existing CC&R's affecting the Site or the Hotel are effected in instruments which have been provided by Primary Manager, Owner or Wyndham to Submanager.

                  B. Unless otherwise agreed by both Primary Manager and Submanager, all financial obligations imposed on Owner, Wyndham or Primary Manager or on the Hotel pursuant to any CC&R's shall be paid by Primary Manager (or Primary Manager shall cause to be paid by Primary Manager or Wyndham) from its own funds, and not from Gross Revenues or from the FF&E Reserve. Submanager's consent to any such CC&R's shall be conditioned (among other things) on satisfactory evidence that: (i) the CC&R in question provides a reasonable and cost-effective benefit to the operation of the Hotel; (ii) the costs incurred (including administrative expenses) pursuant to such CC&R will be both reasonable and allocated to the Hotel on a reasonable basis; and (iii) no capital expenditures incurred pursuant to said CC&R will be paid as a Deduction (but rather, such capital expenditures will be paid separately by Primary Manager or by Owner or Wyndham).

         8.05     Liens; Credit

         Submanager and Primary Manager shall use commercially reasonable efforts, and Primary Manager shall exercise its rights under the Primary Management Agreement to cause Wyndham (or to cause Wyndham to cause Owner) to use commercially reasonable efforts to prevent any liens from being filed against the Hotel which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to the Hotel. Submanager and Primary Manager shall cooperate fully, and Primary Manager shall exercise its rights under the Primary Management Agreement to cause Wyndham to cooperate fully (or to cause Owner to cooperate fully, as applicable) in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be treated the same as the cost of the matter to which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release. In no event shall either party borrow money in the name of or pledge the credit of the other.

         8.06     Amendments Requested by Mortgagee

                  A. If requested by any Mortgagee or prospective Mortgagee, Submanager agrees to execute and deliver any amendment of this Agreement that is reasonably required by such Mortgagee or prospective Mortgagee, provided that Submanager shall be under no obligation to amend this Agreement if the result of such amendment would be: (i) to reduce, defer or delay the amount of any payment to be made to Submanager hereunder; (ii) to materially and adversely increase Submanager's obligations or affect Submanager's rights under this Agreement;
(iii) to change the Term of this Agreement; (iv) to cause the Hotel to be operated other than pursuant to the System Standards and other provisions hereof; or (v) to amend Section 5.02 or Section 5.03. Any such amendment shall be in effect only for the period of time in which such Mortgage is outstanding.

                  B. Notwithstanding the provisions of Section 8.06.A, if a Mortgagee or prospective Mortgagee requests that Submanager enter into an amendment of this Agreement which would impose additional duties (for example, an increase in the reporting requirements or in the record-keeping requirements, or adding the obligation to prepare parallel accounting statements using a different fiscal year) on Submanager, or would otherwise adversely affect Submanager's rights under this Agreement, but not to the degree of materiality which would be prohibited under Section 8.06.A, and with respect to which Submanager believes, in its good faith judgment, that it can be adequately compensated, Submanager hereby agrees that it will execute and deliver such requested amendment of this Agreement, provided that Primary Manager agrees to compensate Submanager for the additional burden imposed by such amendment. It is understood that the word "burden", as used in the preceding sentence, shall encompass not only additional work to be performed by Submanager, but also the adverse effect on the achievement of the Performance Termination Threshold which would be caused by requiring increased services to be provided to the Hotel by third parties and by paying from Gross Revenues any other expenses incurred by Submanager in meeting such additional obligations. Any dispute as to the additional compensation to which Submanager is entitled pursuant to this Section 8.06.B. shall be resolved by arbitration pursuant to Section 11.21.

                                   ARTICLE IX

                                    DEFAULTS

         9.01     Events of Default

         Each of the following shall constitute a "Default" under this Agreement.

                  A. The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by either party, or the admission by either party that it is unable to pay its debts as they become due. Upon the occurrence of any Default by either party (referred to as the "defaulting party") as described under this subsection A, said Default shall be deemed an "Event of Default" under this Agreement.

                  B. The consent to an involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by either party. Upon the occurrence of any Default by either party as described under this subsection B, said Default shall be deemed an "Event of Default" under this Agreement.

                  C. The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating either party as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree's continuing unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive). Upon the occurrence of any Default by either party as described under this subsection C, said Default shall be deemed an "Event of Default" under this Agreement. Notwithstanding the foregoing, the Defaults described in subsection A-C herein, shall not constitute an Event of Default triggering Submanager's remedies under Section 9.02 in the event that Wyndham and Owner select a replacement Primary Manager pursuant to the terms of the Owner's Agreement.

                  D. The failure of either party to make (or in the case of Primary Manager, the failure of Primary Manager to make or to cause Wyndham, (or to cause Wyndham to cause Owner, as applicable) to make any payment required to be made in accordance with the terms of this Agreement. Upon the occurrence of any Default by either party as described under this subsection D, said Default shall be deemed an "Event of Default" under this Agreement if the defaulting party fails to cure such Default within ten (10) business days after receipt of written notice from the non-defaulting party demanding such cure.

                  E. The failure of either party to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after the defaulting party's receipt of written notice from the non-defaulting party of said failure. Upon the occurrence of any Default by either party as described under this subsection E, said Default shall be deemed an "Event of Default" under this Agreement if the defaulting party fails to cure the Default within thirty (30) days after receipt of written notice from the non-defaulting party demanding such cure, or, if the Default is such that it cannot reasonably be cured within said thirty (30) day period of time, if the defaulting party fails to commence the cure of such Default within said thirty
(30) day period of time or thereafter fails to diligently pursue such efforts to completion.


         9.02     Remedies

         Upon the occurrence of an Event of Default, the non-defaulting party shall have the right to pursue any one or more of the following courses of action: (1) if the Event of Default has a material adverse impact on the non-defaulting party, to terminate this Agreement by written notice to the defaulting party, which termination shall be effective as of the effective date which is set forth in said notice, provided that said effective date shall be at least thirty (30) days after the date of said notice and further provided that, if the defaulting party is Submanager, the foregoing period of thirty (30) days shall be extended to seventy-five (75) days (or such longer period of time as may be necessary under Legal Requirements pertaining to termination of employment); (2) to institute forthwith any and all proceedings permitted by law or equity including, without limitation, actions for specific performance and/or damages; and/or (3) to avail itself of the remedies described in Section 9.03.

         9.03     Additional Remedies

                  A. Upon the occurrence of a Default by either party under the provisions of Section 9.01.D, the amount owed to the non-defaulting party shall accrue interest, at an annual rate equal to the Prime Rate plus three (3) percentage points, from and after the date on which the Default occurred.

                  B. Upon the occurrence of an Event of Default by Primary Manager under the provisions of Section 9.01.D, Submanager shall have the right (without affecting Submanager's other remedies under this Agreement) to withdraw the amount (plus accrued interest as described in 9.03.A above) owed to Submanager by Primary Manager from distributions otherwise payable to Primary Manager pursuant to Sections 3.01 and 4.01 of this Agreement.

                  C. Submanager and/or any Affiliate shall be entitled, in case of any breach of the covenants of Sections 11.11.E, F, or G or of Section 11.12 by Primary Manager or others claiming through it, to injunctive relief and to any other right or remedy available at law.

                  D. The remedies granted under Sections 9.02 and 9.03 shall not be in substitution for, but shall be in addition, to, any and all rights and remedies available to the non-defaulting party (including, without limitation, injunctive relief and damages) by reason of applicable provisions of law or equity and shall survive Termination.

         9.04     Default under Owner's Agreement

         In the event of a Default by Owner or Wyndham under the Owner's Agreement, Submanager shall be entitled to terminate this Agreement, provided that such Termination shall not be an exclusive remedy and Submanager shall be entitled to pursue any remedies it may have under the Owner's Agreement or under this Agreement against Primary Manager.

                                    ARTICLE X

                               ASSIGNMENT AND SALE

         10.01    Assignment

                  A. Submanager shall not directly or indirectly assign or transfer its interest in this Agreement without the prior written consent of Primary Manager; provided, however, that Submanager shall have the right, without Primary Manager's consent, to (1) assign its interest in this Agreement to Marriott or any Affiliate (provided such Affiliate has the right to use the Marriott Trade Names and Marriott Trademark, and otherwise is of sufficient financial capacity to perform Submanager's duties hereunder), (2) lease shops or grant concessions at the Hotel so long as the terms of any such leases or concessions do not exceed the Term of this Agreement, (3) assign its interest in this Agreement to any entity into or with which Submanager is merged or consolidated or to which all or substantially all of the assets of Submanager or Marriott are sold, and (4) assign its interest in this Agreement to any entity to which there is a sale of all or substantially all of the Marriott System assets owned by Submanage or Marriott.

                  B. Primary Manager shall not assign or transfer its interest in this Agreement without the prior written consent of Submanager; provided, however, that Primary Manager shall have the right, without such consent, to (1) cause this Agreement to be conditionally assigned as security for a Mortgage of the Hotel in accordance with this Agreement, (2) assign its interest in this Agreement to any Affiliate of Primary Manager (provided such Affiliate is no less financially sound than Primary Manager at the time of assignment), (3) assign its interest in this Agreement to any entity into or with which Primary Manager is merged or consolidated or to which all or substantially all of the assets of Primary Manager or its parent company are sold, and (4) assign its interest in this Agreement pursuant to or as a result of a Sale of the Hotel which complies with the provisions of the Settlement Agreement.

                  C. In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by either Primary Manager or Submanager of its interest in this Agreement shall not relieve Primary Manager or Submanager, as the case may be, from its respective obligations under this Agreement, and shall inure to the benefit of, and be binding upon, its respective successors, heirs, legal representatives, or assigns.

                  D. Submanager shall have the right to terminate this Agreement, on thirty (30) days' written notice, if title to or possession of the Hotel is transferred by judicial or administrative process (including, without limitation, a foreclosure, or a sale pursuant to an order of a bankruptcy court, or a sale by a court-appointed receiver) to an individual or entity which is not a Qualified Person (as defined in Section 10.02A), regardless of whether or not such transfer is the voluntary action of Owner or Wyndham (or successor owner of the Hotel or leasehold interest therein) or whether (under applicable law) Owner or Wyndham (or successor owner of the Hotel or leasehold interest therein) is in fact the transferor.

                  E. The foregoing provisions of this Section 10.01 are not intended to limit or modify the provisions of the Settlement Agreement relating to an assignment of this Agreement.

         10.02    Sale of the Hotel.

                  A. Primary Manager shall not without the express prior written consent of Submanager, which consent may be unreasonably withheld or delayed, enter into a Sale of the Hotel with any Person other than a Qualified Person. For purposes hereof, "Qualified Person" shall mean a Person that is not, and is not an Affiliate of, (i) a hotel management entity which is a competitor of Manager or any of its Affiliates in the management of hotels, (ii) a Person controlled by, or associated with, organized crime, or (iii) a repeat felon or a Person convicted of a capital crime.


                  B. Upon closing of any Sale of the Hotel, except as otherwise set forth in the Settlement Agreement Primary Manager shall cause the purchaser of the Hotel to enter into an agreement with Submanager, in form and substance reasonably satisfactory to Submanager, agreeing that this Agreement continue in full force and effect after such sale, assignment, transfer or other disposition; and to assume all of the contractual obligations of Primary Manager contained in this Agreement and accruing after the date of the Sale of the Hotel. Except as otherwise provided in the Settlement Agreement, this Agreement is not terminable due to or in connection with any Sale of the Hotel. In addition to the assumption of this Agreement, Primary Manager shall cause the purchaser of the Hotel to assume the Franchise Agreement (which shall remain suspended absent an event that causes a Reinstated Franchise Agreement to become effective).

                  C. The foregoing provisions of this Section 10.02 are not intended to limit or modify the provisions of the Settlement Agreement relating to the Sale of the Hotel, including Section 3.2.4 thereof.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01    Right to Make Agreement

         Each party warrants, with respect to itself, that neither the execution of the Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of the Agreement and any extensions thereof, the full right to enter into the Agreement and perform its obligations hereunder.

         11.02    Consents and Cooperation

         Wherever in the Agreement the consent or approval of Primary Manager or Submanager is required, such consent or approval shall not be unreasonably withheld, delayed or conditioned, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval subject, however, to the provisions of the Owner's Agreement. If either Primary Manager or Submanager fails to respond within thirty (30) days to a request by the other party for a consent or approval, such consent or approval shall be deemed to have been given (except as otherwise provided in this Agreement). Additionally, Primary Manager agrees to cooperate with Submanager by exercising its rights under the Primary Management Agreement to cause Wyndham to execute such leases, subleases, licenses, concessions, equipment leases, service contracts and other agreements negotiated in good faith by Submanager and pertaining to the Hotel that, in Submanager's reasonable judgment, should be made in the name of the lessee of the Hotel.

         11.03    Relationship

         In the performance of this Agreement, Submanager shall act solely as an independent contractor. Neither this Agreement nor any agreements, instruments, documents, or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making Submanager a partner, joint venturer with, or agent of, Primary Manager, Owner or Wyndham. Primary Manager and Submanager agree that neither party will make any contrary assertion, claim or counterclaim in any action, suit, arbitration or other legal proceedings involving Primary Manager (or Owner or Wyndham) and Submanager.

         11.04    Applicable Law

         The Agreement shall be construed under and shall be governed by the laws of the state in which the Hotel is located.

         11.05    Recordation

         The terms and provisions of the Agreement shall run with Wyndham's leasehold and Owner's fee interest in the parcel of land designated as the Site, and with Wyndham's and Owner's interests therein, and shall be binding upon all successors to such interest. Simultaneously with the execution of this Agreement, Primary Manager shall exercise its rights under the Primary Management Agreement to cause Wyndham to cause Owner to execute a recordable "Memorandum of Management Agreement", in the form which is attached hereto as Exhibit "D". The Memorandum shall be recorded or registered promptly following the Effective Date in the jurisdiction in which the Hotel is located. Any cost of such recordation shall be reimbursed from Gross Revenues and treated as a Deduction. Upon a termination of this Agreement in accordance with the provisions of this Agreement, Submanager agrees to execute a recordable termination of such Memorandum of Management Agreement in form reasonably agreed to by Primary Manager (it being acknowledged that pursuant to the Primary Management Agreement Primary Manager is required to obtain the agreement of Wyndham to such form).

         11.06    Headings

         Headings of articles and sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular articles or sections to which they refer.

         11.07    Notices

         Notices, statements and other communications to be given under the terms of the Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail, postage prepaid, return receipt requested or by nationally utilized overnight delivery service, addressed to the parties as follows:

                  To Primary Manager:

                  IHC II, LLC

                  ---------------------------

                  ---------------------------

                  ---------------------------
                  FAX:     ___________________

                  with copy to                          :

                  ---------------------------

                  ---------------------------

                  ---------------------------
                  FAX:     ___________________

                  To Submanager:

                  Marriott Hotel Services, Inc.
                  c/o Marriott International, Inc.
                  10400 Fernwood Road
                  Bethesda, Maryland 20817
                  Attn:  Law Department 52/923 -- Hotel Operations
                  FAX:   301/380-6727

                  with copy to:

                  Marriott Hotel Services, Inc.
                  c/o Marriott International, Inc.
                  10400 Fernwood Road
                  Bethesda, Maryland 20817
                  Attn: Lodging Financial Analysis Dept. 911.10
                  FAX:   301/380-3667

or at such other address as is from time to time designated by the party receiving the notice. Any such notice that is mailed in accordance herewith shall be deemed received when delivery is received or refused, as the case may be. Additionally, notices may be given by telephone facsimile transmission, provided that an original copy of said transmission shall be delivered to the addressee by nationally utilized overnight delivery service by no later than the second business day following such transmission. Telephone facsimiles shall be deemed delivered on the date of such transmission.

         11.08    Environmental Matters

                  A. Primary Manager hereby represents and warrants to Submanager that, to the best of its knowledge except as set forth in any environmental assessment reports provided by Owner, Wyndham or Primary Manager to Submanager, as of the Effective Date, there are no Hazardous Materials on any portion of the Site or the Hotel, nor have any Hazardous Materials been released or discharged on any portion of the Site or the Hotel. In addition, Primary Manager hereby represents and warrants that it has previously delivered or has caused Owner or Wyndham to have delivered to Submanager copies of all reports concerning environmental conditions which have been received by Primary Manager or any of its Affiliates. Prior to the Take-Over Date, Submanager shall have the right to terminate this Agreement, at its option, if Hazardous Materials are found on the Site and/or the Hotel in quantities sufficient to create a danger (in Submanager's good-faith judgment) of possible adverse legal consequences to Submanager if it were to assume operation of the Hotel.

                  B. In the event of the discovery of Hazardous Materials (as defined below) on any portion of the Site or in the Hotel during the Term of this Agreement, Primary Manager shall (except as otherwise set forth to the contrary in Section 11.08.C) exercise its rights under the Primary Management Agreement to cause Wyndham (or to cause Wyndham to cause Owner) to promptly remove such Hazardous Materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with (1) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended; (2) the regulations promulgated thereunder, from time to time; (3) all federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, storage, disposal or abatement of Hazardous Materials; and (4) the regulations promulgated thereunder, from time to time (collectively referred to as "Environmental Laws"). Primary Manager shall (except as otherwise set forth to the contrary in Section 11.08.C) exercise its rights under the Primary Management Agreement to cause Wyndham (or cause Wyndham to cause Owner) to indemnify, defend and hold Submanager harmless from and against all loss, costs, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of litigation) arising from the presence of Hazardous Materials on the Site or in the Hotel; and this obligation of Primary Manager shall survive Termination of this Agreement. "Hazardous Materials" shall mean and include any substance or material containing one or more of any of the following: "hazardous material", "hazardous waste", "hazardous substance", "regulated substance", "petroleum", "pollutant", "contaminant", "polychlorinated biphenyls", "lead or lead-based paint" or "asbestos" as such terms are defined in any applicable Environmental Law in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under the Environmental Laws, as the same may be amended from time to time, or which may present a significant risk of harm to guests, invitees or employees of the Hotel.

                  C. In the event that Hazardous Materials are released on any portion of the Site or in the Hotel during the Term of this Agreement as a result of the actions of Submanager's employees, then Submanager shall promptly remove such Hazardous Materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with all Environmental Laws. All costs and expenses of the removal by Submanager (pursuant to this Section 11.08.C) of Hazardous Materials, and of the aforesaid compliance with Environmental Laws shall (to the extent such costs exceed Ten Thousand Dollars ($10,000), as adjusted by the GDP Deflator, with respect to any given incident or related series of incidents in which such a release occurred) be paid from Submanager's own funds and not as a Deduction, and Submanager shall indemnify, defend and hold Owner, Wyndham, Primary Manager and any Mortgagee harmless from and against all loss, costs, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of litigation) arising from the actions described in this Section 11.08.C. In the event that the costs and expenses of said removal by Submanager, and of the aforesaid compliance, are less than Ten Thousand Dollars ($10,000), as adjusted by the GDP Deflator, with respect to any such incident, said costs and expenses shall be paid from Gross Revenues as a Deduction, and the foregoing indemnity by Submanager shall not apply. Submanager shall be able to retain in the Hotel reasonable quantities of cleansers, solvents and other materials used in the ordinary course of hotel operations, notwithstanding that such materials may contain or be Hazardous Materials, provided that Submanager complies with all Environmental Laws with regard to the storage, use and disposal thereof.

                  D. Except as otherwise set forth to the contrary in Section 11.08.C, all costs and expenses of the aforesaid removal of Hazardous Materials from the Site or the Hotel, and of the aforesaid compliance with all Environmental Laws, and any amounts paid to Submanager pursuant to the indemnity set forth in Section 11.08.B, shall be paid by Primary Manager from its own funds, not as a Deduction nor from the FF&E Reserve, and shall be treated as an expenditure by Primary Manager pursuant to Section 5.03.

         11.09    Confidentiality

                  A. The parties hereto agree that the matters set forth in this Agreement and all statements, reports, projections, and other information relating to the operation of the Hotel are strictly confidential and each party will make every effort to ensure (including, in the case Primary Manager, exercising its rights under the Primary Management Agreement and causing Wyndham to exercise its rights under the Lease) that the information is not disclosed to any outside person or entities (including the press) without the prior written consent of the other party except as may be required by law and as may be reasonably necessary to obtain licenses, permits, and other public approvals necessary for the refurbishment or operation of the Hotel, or in connection with Owner's or Wyndham's financing of the Hotel, a Sale of the Hotel, or a sale of a controlling interest in Owner, Wyndham, Submanager, or Marriott (except any financing or sale involving a private or public offering of securities).

                  B. Primary Manager shall not include and shall exercise its rights under the Primary Management Agreement to cause Wyndham (or to cause Wyndham to cause Owner) not to include any reference to Submanager or to any Affiliate of Submanager in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively referred to as the "Primary Manager Prospectus"), issued by Owner, Wyndham or Primary Manager or by one of their respective Affiliates or by one or more Mortgagees, which is designated to interest potential investors in debt or equity securities related to the Hotel, unless Submanager has previously received a copy of all such references. However, regardless of whether Submanager does or does not so receive a copy of all such references, neither Submanager nor any Affiliate of Submanager will be deemed a sponsor of the offering described in the Primary Manager Prospectus, nor will it have any responsibility for the Primary Manager Prospectus. Unless Submanager agrees in advance, the Primary Manager Prospectus will not include any Marriott Trade Names or Marriott Trademarks. Primary Manager shall indemnify, defend and hold Submanager harmless from and against all loss, costs, liability and damage (including attorneys' fees and expenses, and the cost of litigation) arising out of any Primary Manager Prospectus or the offering described therein; and this obligation of Primary Manager shall survive Termination of this Agreement.

                  C. No reference to Owner, Wyndham or Primary Manager or to any Affiliate of any of them will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively referred to as the "Submanager Prospectus"), issued by Submanager or by one of Submanager's Affiliates, which is designated to interest potential investors in debt or equity securities, unless Owner, Wyndham or Primary Manager, as applicable, has previously received a copy of all such references. However, regardless of whether Owner, Wyndham or Primary Manager does or does not so receive a copy of all such references, neither Primary Manager nor any Affiliate of any of them will be deemed a sponsor of the offering described in the Submanager Prospectus, nor will it have any responsibility for the Submanager Prospectus. Unless Owner, Wyndham or Primary Manager, as applicable, agrees in advance, the Submanager Prospectus will not include any Trade Names or Trademarks of Owner, Wyndham or Primary Manager. Submanager shall indemnify, defend and hold Owner, Wyndham and Primary Manager harmless from and against all loss, costs, liability and damage (including attorneys' fees and expenses, and the cost of litigation) arising out of any Submanager Prospectus or the offering described therein; and this obligation of Submanager shall survive Termination of this Agreement.

         11.10    Projections

         Primary Manager acknowledges that any written or oral projections, proformas, or other similar information that has been (prior to execution of this Agreement) or will (during the Term of this Agreement) be provided by Submanager or Marriott (or any Affiliate of either) to Primary Manager is for information purposes only, and that Submanager, Marriott, and any such Affiliate do not guarantee that the Hotel will achieve the results set forth in any such projections, proformas, or other similar information. Any such projections, proformas, or other similar information are based on assumptions and estimates. Unanticipated events may occur subsequent to the date of preparation of such projections, proformas, and other similar information. Therefore, the actual results achieved by the Hotel are likely to vary from the estimates contained in any such projections, proformas, or other similar information and such variations might be material.

         11.11    Actions to be Taken Upon Termination

         Upon a Termination of this Agreement, the following shall be applicable:

                  A. Submanager shall, within ninety (90) days after Termination of this Agreement, prepare and deliver to Primary Manager a final accounting statement with respect to the Hotel, as more particularly described in Section
4.02 hereof, along with a statement of any sums due from Primary Manager to Submanager pursuant hereto, dated as of the date of Termination. Within thirty
(30) days of the receipt by Primary Manager of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction, unless the Termination occurs as a result of a Default by either party, in which case the defaulting party shall pay such cost. Submanager and Primary Manager acknowledge that there may be certain adjustments for which the information will not be available at the time of the final accounting and the parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available; provided, however, that all accounts shall be deemed final as of the first (1st) anniversary of the effective date of Termination.

                  B. Submanager shall release and transfer to Primary Manager
(i) any of Primary Manager's funds which are held or controlled by Submanager with respect to the Hotel with the exception of funds to be held in escrow pursuant to Sections 6.01.F and 11.11.H and otherwise in accordance herewith and
(ii) to the extent not previously provided to Primary Manager, the guest history of the Hotel, (including names, addresses and other information with respect to Hotel guests, but not information as to national or regional accounts of Submanager, Marriott or their Affiliates other than names, addresses and other information of guests which stayed at the Hotel pursuant to such accounts.

                  C. Submanager shall make available to Primary Manager such books and records respecting the Hotel (including those from prior years, subject to Submanager's reasonable records retention policies) as will be needed by Primary Manager to prepare the accounting statements, in accordance with the Uniform System of Accounts, for the Hotel for the year in which the Termination occurs and for any subsequent year.

                  D. Submanager shall (to the extent permitted by law) assign to Primary Manager or to the new submanager all operating licenses and permits for the Hotel which have been issued in Submanager's name (including liquor and restaurant licenses, if any); provided that if Submanager has expended any of its own funds in the acquisition of any of such licenses or permits, Primary Manager shall reimburse Submanager therefor if it has not done so already.

                  E. Submanager shall have the option, to be exercised within thirty (30) days after Termination, to purchase, at their then fair market value, any items of the Hotel's Inventories and Fixed Asset Supplies as may be marked with any Marriott Trade Name or any Marriott Trademark. In the event Submanager does not exercise such option, Primary Manager agrees that any such items which are not so purchased shall be used exclusively in connection with the Hotel until they are consumed.

                  F. Primary Manager shall have the right to operate the improvements on the Site without modifying the architectural design of same, notwithstanding the fact that such design or certain features thereof may be proprietary to Submanager and/or protected by trade marks or service marks held by Submanager or an Affiliate, provided that such use shall be confined to the Site.

                  G. All Software used at the Hotel which is owned by any of the Marriott Companies (or any Affiliates thereof) or the licensor of any of them is proprietary to such Marriott Company (or such Affiliate) or the licensor of any of them, and shall in all events remain the exclusive property of such Marriott Company (or such Affiliate) or the licensor of any of them, as the case may be, and nothing contained in this Agreement shall confer on Primary Manager, Owner or Wyndham the right to use any of such Software. Submanager shall have the right to remove from the Hotel without compensation to Primary Manager, Owner or Wyndham any Software (including upgrades and replacements), including, without limitation, Software in general use throughout the Marriott System, which is owned by any of the Marriott Companies (or any Affiliates thereof) or the licensor of any of them. Furthermore, upon Termination, notwithstanding Section
5.04 hereof, Submanager shall be entitled to remove from the Hotel any computer equipment which is: (i) owned by Submanager (without reimbursement to Primary Manager, Owner or Wyndham); or (ii) owned by Primary Manager, Owner or Wyndham, but utilized as part of a Marriott centralized reservation or property management system (with reimbursement to Primary Manager, Owner or Wyndham, as applicable, of all previous expenditures made by Primary Manager, Owner or Wyndham with respect to such equipment, subject to a reasonable allowance for depreciation).

                  H. A reserve fund shall be established from Gross Revenues to reimburse Submanager for all costs and expenses incurred by Submanager in terminating its employees at the Hotel, such as reasonable severance pay, unemployment compensation, employment relocation (however, Submanager shall be responsible for relocation costs of any executive committee member relocating to another hotel managed by Submanager or its affiliates, arising from a Termination elected by Submanager, and in no event shall Submanager be reimbursed for the cost of relocating any hourly (as opposed to salaried managerial) employees of the Hotel), and other employee liability costs arising out of the termination of employment of Submanager's employees at the Hotel. Submanager agrees to use its reasonable efforts to mitigate such costs and expenses. If Gross Revenues are insufficient to meet the requirements of such reserve fund, then Primary Manager shall deliver to Submanager, within ten (10) days after receipt of Submanager's written request therefor, the sums necessary to establish such reserve fund; and if Primary Manager fails to timely deliver such sums to Submanager, Submanager shall have the right (without affecting Submanager's other remedies under this Agreement) to withdraw the amount of such expenses from the Operating Accounts or any other funds of Primary Manager held by or under the control of Submanager other than the FF&E Reserve. Notwithstanding the foregoing, Wyndham, Owner, Primary Manager and any successor manager shall have the right to interview and continue the employment of any of Submanager's employees at the Hotel; provided, however, that Wyndham, Owner or Primary Manager or such successor manager shall have the right to interview and continue the employment of members of the Hotel Executive Committee only if such persons will be terminated by Submanager. If this Agreement is terminated by reason of Default of Submanager hereunder, then no such reserve fund shall be established and Submanager shall pay from its own funds all costs and expenses incurred by Submanager in terminating its employees at the Hotel.

                  I. Primary Manager shall cause the entity which shall succeed Submanager as the operator of the Hotel to hire a sufficient number of the employees at the Hotel to avoid the occurrence, in connection with such Termination, of a "closing" under the WARN Act.

                  J. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Sections 4.06 and 6.01.F.

                  K. In the event of a Termination pursuant to Section 2.02,
Section 11.22, ordinary expiration of the Term or as a result of an Event of Default by Submanager, then (i) Submanager shall not transfer any then existing bookings of rooms or functions at the Hotel to any other hotel of Submanager, Marriott or any Affiliate thereof or otherwise cancel any such bookings; however, Submanager, acting in good faith, shall not be prohibited from responding affirmatively to inquiries or requests by individuals or groups desiring to transfer bookings of rooms or functions at the Hotel to any other hotel of Submanager or its affiliates, and (ii) Submanager shall act reasonably and in good faith to allow a transition of management and operations, including, without limitation, by allowing representatives of Primary Manager or replacement submanager to market the Hotel to potential guests for a period of 120 days (or such lesser period of time between the applicable notice of Termination and actual Termination); provided, however, that such participation by Primary Manager or replacement submanager shall not (x) unreasonably interfere with Submanager's operation of the Hotel and (y) Submanager shall have the right to take such measures it reasonably deems appropriate to protect its proprietary information with respect to the Marriott System and its national and regional accounts.

                  L. Submanager shall peacefully vacate and surrender the Hotel to Primary Manager.

         The provisions of this Section 11.11 shall survive Termination.

         11.12    Trademarks, Trade Names and Intellectual Property

                  A. All Marriott Trade Names and Marriott Trademarks shall in all events remain the exclusive property of Submanager (or one of its Affiliates), and nothing contained in this Agreement shall confer on Owner, Wyndham or Primary Manager the right to use any of the Marriott Trade Names or Marriott Trademarks otherwise than in strict accordance with the terms of this Agreement. Except as provided in Section 11.11.E, upon Termination, any use of or right to use any of the Marriott Trade Names or Marriott Trademarks by Owner, Wyndham or Primary Manager shall cease forthwith, and Primary Manager (i) shall immediately, as of the date of such Termination, place coverings over any signs or similar identification which contain any of said Marriott Trade Names or Marriott Trademarks, or shall otherwise render such signs or other similar identification not visible to the public; and (ii) shall remove any such signs or similar identification from the Hotel by no later than ten (10) days after the date of Termination. If Primary Manager has not removed such signs or similar items within ten (10) days after Termination, Submanager shall have the right to do so at Primary Manager's expense; and if Primary Manager fails to reimburse Submanager for such expense within ten (10) days after receipt of written notice thereof from Submanager to Primary Manager, then Submanager shall have the right (without affecting Submanager's other remedies under this Agreement) to withdraw the amount of such expenses from the Operating Accounts or any other funds of Primary Manager held by or under the control of Submanager other than the FF&E Reserve. For purposes of this Section 11.12, the term "Marriott Trademarks" shall include, without limitation, all Trademarks and Trade Names used in conjunction with the Hotel, including but not limited to restaurant names, lounge names, etc. (other than Trademarks and Trade Names of third party tenants, licensees or concessionaires at the Hotel), whether or not the marks contain the "Marriott" name. The right to use or authorize others to use Marriott Trade Names or Marriott Trademarks belongs exclusively to Submanager and/or its Affiliates, whether or not the same are registered and regardless of the source of the same. The provisions of this Section 11.12 shall survive Termination. Notwithstanding Section 1.02.A, if the name of the Marriott System is changed, Submanager will change the name of the Hotel to conform thereto.

                  B. All Intellectual Property shall at all times be proprietary to Submanager or its Affiliates, and shall be the exclusive property of Submanager or its Affiliates. During the Term of this Agreement, Submanager shall be entitled to take all reasonable steps to ensure that the Intellectual Property remains confidential and is not disclosed to anyone other than Submanager's employees at the Hotel. Upon Termination, all Intellectual Property shall be removed from the Hotel by Submanager, without compensation to Owner, Wyndham or Primary Manager, subject to the provisions of Section 11.11.G regarding Software.

                  C. Submanager and/or its Affiliates shall be entitled, in case of any breach by Primary Manager of any of the covenants of this Section 11.12, to injunctive relief and to any other right or remedy available at law. Section
11.12 shall survive Termination.

         11.13    Competing Facilities

         Subject to the parties' rights of termination set forth in Section 11.22, neither this Agreement nor anything implied by the relationship between Submanager and Primary Manager shall prohibit Submanager or any of the Marriott Companies from developing, constructing, operating, promoting, and/or authorizing others to develop, construct, operate, or promote one or more hotels, or any other lodging products, time-share facilities, restaurants, or other business operations of any type, using any brand name available to the Marriott Companies, at any location, including a location proximate to the Site, and Primary Manager hereby acknowledges and agrees that Submanager and any of the Marriott Companies have the unconditional right to engage in such activities.

         11.14    Waiver

         The failure of either party to insist upon a strict performance of any of the terms or provisions of the Agreement, or to exercise any option, right or remedy contained in this Agreement, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

         11.15    Partial Invalidity

         If any portion of the Agreement shall be declared invalid by order, decree or judgment of a court, the Agreement shall be construed as if such portion had not been so inserted except when such construction would operate as an undue hardship on Submanager or Primary Manager or constitute a substantial deviation from the general intent and purpose of said parties as reflected in the Agreement.

         11.16    Survival

         Except as otherwise specifically provided in this Agreement, the rights and obligations of the parties herein shall not survive any Termination of this Agreement. To the extent not paid pursuant to the Settlement Agreement, any obligation of Primary Manager to pay the Special Fee, pursuant to Section 2.01 B, shall survive Termination of this Agreement.

         11.17    Affiliates

         Submanager shall be entitled to contract with one or more of its Affiliates to provide goods and/or services to the Hotel, provided that the prices and/or fees paid to any such Affiliate are competitive with the prices and/or fees which would be charged by reputable and qualified parties which are not Affiliates of Submanager for similar goods and/or services. The prices and/or fees paid to Affiliates may include overhead and the allowance of a reasonable return which is customary for the goods and/or services to be provided. In determining, pursuant to the foregoing, whether such prices and/or fees are competitive, the goods and/or services which are being purchased shall be grouped in reasonable categories, rather than being compared item by item.

         11.18    Negotiation of Agreement

         Primary Manager and Submanager are both business entities having substantial experience with the subject matter of this Agreement, and each has fully participated in the negotiation and drafting of this Agreement. Accordingly, this Agreement shall be construed without regard to the rule that ambiguities in a document are to be construed against the draftsman. No inferences shall be drawn from the fact that the final, duly executed Agreement differs in any respect from any previous draft hereof.

         11.19    Estoppel Certificates

         Each party to this Agreement shall at any time and from time to time, upon not less than thirty (30) days' prior notice from the other party, execute, acknowledge and deliver to such other party, or to any third party specified by such other party, a statement in writing: (a) certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications); (b) stating whether or not to the best knowledge of the certifying party (i) there is a continuing Default or Event of Default by the non-certifying party in the performance or observance of any covenant, agreement or condition contained in this Agreement, or (ii) there shall have occurred any event which, with the giving of notice or passage of time or both, would become a Default or Event of Default, and, if so, specifying each such Default or Event of Default or occurrence of which the certifying party may have knowledge; and
(c) stating such other information as the non-certifying party may reasonably request. Such statement shall be binding upon the certifying party and may be relied upon by the non-certifying party and/or such third party specified by the non-certifying party as aforesaid. In addition, upon written request after a Termination, each party agrees to execute and deliver to the non-certifying party and to any such third party a statement certifying that this Agreement has been terminated.

         11.20    System Standards

         In the event of either (i) a Legal Requirement, including an order, judgment or directive by a court or administrative body which is issued in connection with any Litigation involving Primary Manager, Owner or Wyndham, or
(ii) any action taken by a Mortgagee in connection with a Foreclosure, which in either case restricts or prevents Submanager, in a material and adverse manner, from operating the Hotel in accordance with System Standards (including without limitation, any restrictions on expenditures by Submanager from the Operating Accounts or from the FF&E Reserve, other than restrictions which are set forth in this Agreement), Submanager shall be entitled, at its option, to terminate this Agreement upon sixty (60) days' written notice to Primary Manager. The foregoing shall not reduce or otherwise affect the rights of the parties under either Article IX or Section 11.11.I.

         11.21    Arbitration

                  A. In the event of a dispute between Primary Manager and Submanager with respect to any issue which is specifically described in this Agreement as a matter to be decided by arbitration, such dispute shall be determined by arbitration as provided in this Section 11.21.

                  B. Disputes shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrators shall be binding, final and conclusive on the parties.

                  C. Primary Manager and Submanager shall each appoint and pay all fees of a fit and impartial person as arbitrator who shall have had at least ten (10) years' recent professional experience in the general subject matter of the dispute. Notice of such appointment shall be sent in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree upon the resolution of the dispute within thirty (30) days after the appointment of the second arbitrator, shall appoint a third arbitrator. If either Primary Manager or Submanager shall fail to appoint an arbitrator, as aforesaid, for a period of twenty (20) days after written notice from the other party to make such appointment, then the arbitrator appointed by the party having made such appointment shall appoint a second arbitrator. The two arbitrators so appointed shall, in the event of their failure to agree upon resolution of the dispute within thirty (30) days thereafter, appoint a third arbitrator. If such arbitrators fail to agree upon a third arbitrator within forty-five (45) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten
(10) years' recent professional experience as to the subject matter in question. The fees of the third arbitrator and the expenses incident to the proceedings shall be borne equally between Primary Manager and Submanager, unless the arbitrators decide otherwise. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

                  D. The decision of the arbitrators shall be rendered within thirty (30) days after appointment of the third arbitrator. Such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to Primary Manager and one to Submanager. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining.

         11.22    Restricted Area Right of Termination

         In the event that Submanager or any of its Affiliates, during the Term, operates or manages (or franchises another party to operate or manage) a Restricted MHRS Hotel, within the Restricted Area, Primary Manager and Submanager shall each have the right to terminate this Agreement as follows:
Submanager shall provide Primary Manager notice upon the earlier to occur of (i) thirty (30) days following the date on which Submanager or its Affiliate executes a purchase agreement, management agreement, or license agreement or franchise agreement, as the case may be, relating to a Restricted MHRS Hotel in the Restricted Area, or (ii) upon the opening of such Restricted MHRS Hotel (meaning the date that the Restricted MHRS Hotel first accepts paying customers). Submanager shall act in good faith with respect to the giving of such notice, if practicable, at least ninety (90) days prior to the opening of a Restricted MHRS Hotel. Within sixty (60) days after Primary Manager's receipt of written notice that it will purchase, manage, license or franchise a Restricted MHRS Hotel, Primary Manager shall give Submanager (or Submanager shall give to Primary Manager) written notice (a "Termination Notice") that it elects to terminate this Agreement, which termination shall be effective upon the opening of the Restricted MHRS Hotel. Failure to deliver the Termination Notice within such sixty (60) day period by either party shall constitute a waiver by such party to exercise such termination right. Such Termination pursuant to this
Section 11.22 shall be without penalty or cost to either party. The preceding sentence shall not be deemed to affect the accounting and other termination procedures set forth in Section 11.11. In the event of any Termination of this Agreement pursuant to this Section 11.22, the related Franchise Agreement shall not be reinstated and, subject to payment of any royalty fees theretofore accrued thereunder, shall be of no further force or effect. If indicated on Exhibit A-1 as "yes" next to "Chain Exception," the foregoing shall not apply to any hotel, the management or ownership of which Submanager (or an Affiliate) acquires in connection with the acquisition of, or the right to operate, a chain or group of three (3) or more hotels, in each case in a single transaction.

         11.23    Entire Agreement

         The Agreement, together with any other writings signed by the parties expressly stated to be supplemental hereto and together with any instruments to be executed and delivered pursuant to the Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

         11.24    Expert Resolution Process

         If, under the applicable provisions of this Agreement, a matter is to be referred to an Expert for determination, the following provisions shall apply:

                  A. The decision of the Expert shall be final and binding on the parties and shall not be subject to challenge, whether by arbitration, in court or otherwise.

                  B. Each party shall be entitled to make written submissions to the Expert. If either party makes any submission to the Expert, such party shall also provide a copy of such submission to the other party, and the other party shall have the right to comment on such submission. The parties shall make available to the Expert all books and records relating to the issue in dispute, and shall render to the Expert any assistance requested of the parties. The costs of the Expert and of the proceedings shall be borne as directed by the Expert unless otherwise provided for herein. The Expert may direct that such costs be treated as Deductions.

                  C. The terms of engagement of the Expert shall include an obligation on the part of the Expert to:

                           1. establish a timetable for the making of
                  submissions and replies;

                           2. apply the standards applicable to first-class
                  hotels in accordance with System Standards; and

                           3. notify the parties in writing of the Expert's
                  decision within forty-five (45) days after the date on which the Expert has been selected (or within such other period as the parties may mutually agree upon and which is acceptable to the Expert).


                                   ARTICLE XII

                               DEFINITION OF TERMS

         12.01    Definition of Terms

         The following terms when used in the Agreement and the Addendum attached hereto shall have the meanings indicated:

         "Accounting Period" shall mean the four (4) week accounting periods having the same beginning and ending dates as Submanager's four (4) week accounting periods, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Submanager's accounting system to the calendar.

         "Accounting Period Statement" shall have the meaning set forth in
Section 4.01.A.

         "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, of the power: (i) to vote more than fifty percent (50%) of the voting stock of such Person; or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

         "Agreement" shall mean this Submanagement Agreement between Primary Manager and Submanager, including the exhibits attached hereto.

         "Annual Operating Statement" shall have the meaning set forth in
Section 4.01.

         "Approval" shall mean prior written approval or consent, which, unless otherwise specified herein, shall not be unreasonably withheld, conditioned or delayed.

         "Base Management Fee" shall mean an amount payable to Submanager (as a Deduction from Gross Revenues) which is set forth on Exhibit "A-1" attached hereto.

         "Building Estimate" shall have the meaning ascribed to it in Section 5.03.

         "Business Plan" shall have the meaning set forth in Section 4.05.

         "Capital Expenditure" shall mean the expenses necessary for non-routine, major repairs, alterations, improvements, renewals, replacements, and additions to the Hotel including, without limitation, to the structure, the exterior facade and all of the mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation elements of the Hotel building, together with all other expenditures which are classified as "capital expenditures" under generally-accepted accounting principles.

         "Capitalization Multiple" shall mean the number ten (10).

         "Case Goods" shall mean furniture and furnishings used in the Hotel, including, without limitation: chairs, beds, chests, headboards, desks, lamps, tables, television sets, mirrors, pictures, wall decorations and similar items.

         "CC&R's" shall have the meaning ascribed to it in Section 8.04.

         "Chain Services" shall have the meaning set forth in Section 1.04.

         "Competitive Set" shall mean the five (5) most comparable hotels in the general trade area of the Hotel. The term "comparable hotels" shall mean hotels which have a comparable rating to the Hotel in recognized travel guides (e.g., Mobil "star" or AAA "diamond" rating systems). If, in the reasonable opinion of either Primary Manager or Submanager, such Smith's STAR Report ceases to be a satisfactory source of data regarding the rooms revenues of various hotels in the general trade area of the Hotel, or if the "competitive set" requires adjustment due to changes in the market, then either Primary Manager or Submanager shall suggest an alternative competitive set or source of data for the other party's approval. If the parties fail to agree on either such alternate competitive set or source, as the case may be, within a reasonable period of time, then at the election of the suggesting party, the matter shall be resolved by the Expert Resolution Process.

         "Coverage Ratio" shall mean the number one and four-tenths (1.4).

         "Deductions" shall mean the following expenses incurred by Submanager in operating the Hotel:

                  1. the cost of sales, including, without limitation, compensation, fringe benefits, payroll taxes, ERISA-related liabilities, pension-fund withdrawal liabilities, and other costs related to employees of Submanager (or one of its Affiliates) who are working for the benefit of the Hotel (regardless of whether such employees are located at the Hotel or elsewhere); provided that the foregoing costs shall not include the salary and other employee costs of Submanager's or any Affiliate's corporate executive staff who are located at Submanager's or such Affiliate's corporate headquarters, and that the termination-related costs of regional employees shall only apply in the case such termination was in connection with the Hotel or as a result of the termination of this Agreement;

                  2. departmental expenses incurred at departments within the Hotel; administrative and general expenses; the cost of marketing incurred by the Hotel; advertising and business promotion incurred by the Hotel; heat, light, and power; computer line charges; and routine repairs, maintenance and minor alterations treated as Deductions under Section 5.01;

                  3. the cost of Inventories and Fixed Asset Supplies consumed in the operation of the Hotel;

                  4. a reasonable reserve for uncollectible accounts receivable as determined by Submanager;

                  5. all costs and fees of independent professionals or other third parties who are retained by Submanager to perform services required or permitted hereunder;

                  6. all costs and fees of technical consultants, professionals and operational experts who are retained or employed by Submanager, Marriott, and Affiliates for specialized services (including, without limitation, quality assurance inspectors, personnel providing architectural, technical or procurement services for the Hotel, tax consultants, and personnel providing legal services in connection with matters directly involving the Hotel) and the cost of attendance by employees of the Hotel at training and manpower development programs designated by Submanager;

                  7. the Base Management Fee;

                  8. insurance costs and expenses as provided in Sections 6.01;

                  9. taxes, if any, payable by or assessed against Submanager related to this Agreement or to Submanager's operation of the Hotel (exclusive of Submanager's income taxes or franchise taxes);

                 10. all Impositions;

                 11. the amount of any transfers into the FF&E Reserve required pursuant to Section 5.02;

                 12. the Hotel's pro rata share of costs and expenses incurred in connection with marketing programs developed for the Marriott System where such expenses are not deducted as either departmental expenses under paragraph 2 above or as Chain Services under paragraph 12 below, including, without limitation, the Marriott Rewards Program;

                 13. the Hotel's pro rata share of the charges for Chain
Services;

                 14. all costs and expenses of compliance by Submanager with applicable Legal Requirements pertaining to the operation of the Hotel;

                 15. such other costs and expenses incurred by Submanager (either at the Hotel or elsewhere) as are specifically provided for elsewhere in this Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Hotel; and

                 16. royalty or franchise fees under the Franchise Agreement.

         The term "Deductions" shall not include: (a) debt service payments pursuant to any Mortgage on the Hotel; (b) payments pursuant to equipment leases or other forms of financing obtained for the FF&E located in or connected with the Hotel, unless Submanager has previously given its written consent to such equipment lease and/or financing; (c) rental payments pursuant to any ground lease of the Site; or (d) depreciation on the Hotel or any of its contents. All of the foregoing items listed in this paragraph shall be paid by Primary Manager from its own funds.

         "Default" shall have the meaning ascribed to it in Section 9.01.

         "Divestiture Date" shall have the meaning set forth in the Settlement Agreement.

         "Effective Date" shall have the meaning ascribed to it in the Preamble.

         "Environmental Laws" shall have the meaning ascribed to it in Section 11.08.

         "Event of Default" shall have the meaning ascribed to it in Section
9.01.

         "Expert" shall mean an independent nationally recognized consulting firm or individual who is qualified to resolve the issue in question, and who is appointed in each instance by agreement of the parties. Failing such agreement, each party shall select one (1) such nationally recognized consulting firm or individual, and the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm or individual to be the Expert.

         "Expert Resolution Process" shall mean the process for Expert resolution described in Section 11.24 herein.

         "FF&E" shall mean furniture, furnishings, fixtures, Soft Goods, Case Goods, signage, audio-visual equipment, kitchen appliances, vehicles, carpeting and equipment, including front desk and back-of-the house computer equipment, but shall not include Fixed Asset Supplies or Software.

         "FF&E Estimate" shall have the meaning ascribed to it in Section
5.02.C.

         "FF&E Reserve" shall have the meaning ascribed to it in Section 5.02.A.

         "Fiscal Year" shall mean Submanager's Fiscal Year which, as of the Effective Date, ends at midnight on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. Any partial Fiscal Year between the Take-Over Date and the commencement of the first full Fiscal Year shall constitute a separate Fiscal Year. A partial Fiscal Year between the end of the last full Fiscal Year and the Termination of this Agreement shall also constitute a separate Fiscal Year. If Submanager's Fiscal Year is changed in the future, appropriate adjustment to this Agreement's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the Term of this Agreement or in any way reduce the distributions of Operating Profit or other payments due hereunder.

         "Five-Year Plan" shall mean the "FF&E Budget Approval for 1998-2002" which is attached hereto as Exhibit "B-1".

         "Fixed Asset Supplies" shall mean items included within "Property and Equipment" under the Uniform System of Accounts including, but not limited to, linen, china, glassware, tableware, uniforms, and similar items, whether used in connection with public space or Guest Rooms.

         "Food and Beverage Operation" means all of the following Hotel services, whether performed inside or outside the Hotel: (1) all restaurant, dining, bar and lounge food and beverage services; (2) all banquet, meeting, convention, event, catering, and room services food and beverage services; and
(3) any other food, beverage or related services of the Hotel.

         "Force Majeure" shall mean acts of God, acts of war, civil disturbance, governmental action (including the revocation or refusal to grant licenses or permits, where such revocation or refusal is not due to the fault of the party whose performance is to be excused for reasons of Force Majeure), strikes, lockouts, fire, unavoidable casualties or any other causes beyond the reasonable control of either party (excluding, however, (i) lack of financing, or (ii) general economic and/or market factors).

         "Foreclosure" shall mean any exercise of the remedies available to a Mortgagee, upon a default under the Mortgage held by such Mortgagee, which results in a transfer of title to or possession of the Hotel. The term "Foreclosure" shall include, without limitation, any one or more of the following events, if they occur in connection with a default under a Mortgage:
(i) a transfer by judicial foreclosure; (ii) a transfer by deed in lieu of foreclosure; (iii) the appointment by a court of a receiver to assume possession of the Hotel; (iv) a transfer of either Owner or Wyndham or control of an Owner or Wyndham, by exercise of a stock pledge or otherwise; (v) if title to the Hotel is held by a tenant under a ground lease, an assignment of the tenant's interest in such ground lease; or (vi) any similar judicial or non-judicial exercise of the remedies held by the Mortgagee.

         "Franchise Agreement" shall have the meaning ascribed to it in the Recitals.

         "GDP Deflator" shall mean the "Gross Domestic Product Implicit Price Deflator" issued from time to time by the United States Bureau of Economic Analysis of the Department of Commerce, or if the aforesaid GDP Deflator is not at such time so prepared and published, any comparable index selected by Primary Manager and reasonably satisfactory to Submanager (a "Substitute Index") then prepared and published by an agency of the Government of the United States, appropriately adjusted for changes in the manner in which such index is prepared and/or year upon which such index is based. Any dispute regarding the selection of the Substitute Index or the adjustments to be made thereto shall be settled by arbitration in accordance with Section 11.21. Except as otherwise expressly stated herein, whenever a number or amount is required to be "adjusted by the GDP Deflator", or similar terminology, such adjustment shall be equal to the percentage increase or decrease in the GDP Deflator which is issued for the month in which such adjustment is to be made (or, if the GDP Deflator for such month is not yet publicly available, the GDP Deflator for the most recent month for which the GDP Deflator is publicly available) as compared to the GDP Deflator which was issued for the month in which the Effective Date occurred.

         "Gross Food and Beverage Sales" shall mean all sales and receipts of every kind and nature, including, among other items, credit charges, charge backs and uncollectible amounts, from the Food and Beverage Operations, but shall not be deemed to include any sales, hotel, entertainment tax or similar taxes collected from patrons or guests. Gross Food and Beverage Sales shall be accounted for on an accrual basis and in accordance with the Uniform System.

         "Gross Revenues" shall mean all revenues and receipts of every kind derived from operating the Hotel and all departments and parts thereof, including, but not limited to: income (from both cash and credit transactions) from rental of Guest Rooms, telephone charges, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; income from parking; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise; service charges; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following: gratuities to employees of the Hotel; federal, state or municipal excise, sales or use taxes or any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; proceeds from the sale of FF&E; interest received or accrued with respect to the funds in the FF&E Reserve or the other operating accounts of the Hotel; any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof; insurance proceeds (other than proceeds from business interruption or other loss of income insurance; condemnation proceeds (other than for a temporary taking); or any proceeds from any Sale of the Hotel or from the refinancing of any debt encumbering the Hotel.

         "Gross Room Sales" shall mean all sales and receipts of every kind and nature which accrue from the rental of Guest Rooms including, among other items, credit charges, charge backs and uncollectible amounts, but shall not be deemed to include any sales tax, value added tax, or similar taxes collected from patrons or guests. Gross Room Sales shall be accounted for on an accrual basis and in accordance with the Uniform System.

         "Guest Profile Data" shall mean personal guest profiles and information regarding guest preferences.

         "Guest Room" shall mean a separately-keyed lodging unit in the Hotel.

         "Hazardous Materials" shall have the meaning ascribed to it in Section 11.08.B.

         "Hotel" shall mean the Site together with the following: (i) the Hotel Improvements and all other improvements constructed or to be constructed on the Site pursuant to this Agreement; (ii) all FF&E, Fixed Asset Supplies and Inventories installed or located on the Site or in the Hotel Improvements; and
(iii) all easements or other appurtenant rights thereto.

         "Hotel Executive Committee" shall mean the following individuals employed by Submanager at the Hotel: general manager, resident manager, controller, director of marketing, food and beverage director, the human resources director, and the chief engineer, or similar titled positions.

         "Hotel Improvements" shall have the meaning set forth in the Recitals.

         "Impositions" shall have the meaning set forth in Section 7.01.

         "Improvements" shall have the meaning set forth in the Recitals.

         "Initial FF&E Reserve Balance" shall mean the dollar amount set forth on Exhibit "A-1" attached hereto.

         "Institutional Lender" shall mean a foreign or domestic commercial bank, trust company, savings bank, savings and loan association, life insurance company, real estate investment trust, pension trust, pension plan or pension fund, a public or privately-held fund engaged in real estate and/or corporate lending, or any other financial institution commonly known as an institutional lender (or any Affiliate thereof) having a minimum paid up capital (or net assets in the case of a pension fund) of One Hundred Million Dollars ($100,000,000).

         "Insurance Retention" shall have the meaning ascribed to it in Section 6.01.F.

         "Intellectual Property" shall mean: (i) all Software; (ii) all manuals, brochures and directives issued by Submanager to its employees at the Hotel regarding the procedures and techniques to be used in operating the Hotel; and
(iii) customer lists and Guest Profile Data.

         "Inventories" shall mean "Inventories" as defined in the Uniform System of Accounts, such as, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

         "Legal Requirement" shall mean any federal, state or local law, code, rule, ordinance, regulation or order of any governmental authority or agency having jurisdiction over the business or operation of the Hotel or the matters which are the subject of this Agreement, including, without limitation, the following: (i) any building, zoning or use laws, ordinances, regulations or orders; and (ii) Environmental Laws.

         "Litigation" shall mean: (i) any cause of action (including, without limitation, bankruptcy or other debtor/creditor proceedings) commenced in a federal, state or local court; or (ii) any claim brought before an administrative agency or body (for example, without limitation, employment discrimination claims).

         "Marriott" shall mean Marriott International, Inc., a Delaware corporation.

         "Marriott Companies" shall mean Submanager, Marriott, and any Affiliate of Submanager or Marriott.

         "Marriott System" shall mean the chain of full-service hotels in the United States which are operated by Submanager (or one of its Affiliates) under the Trade Name of "Marriott".

         "Marriott Trade Names" shall mean both the name "Marriott" (when used alone or in connection with another word or words) and any other Trade Names which contain the word "Marriott".

         "Marriott Trademark" shall mean any Trademark which is used in the operation of hotels in the Marriott System.

         "Minor Casualty" shall mean any fire or other casualty which results in damage to the Hotel and/or its contents, to the extent that the total cost (in Submanager's reasonable judgment) of repairing and/or replacing of the damaged portion of the Hotel to the same condition as existed previously does not exceed the dollar amount of Two Hundred Fifty Thousand Dollars ($250,000), said dollar amount to be adjusted by the GDP Deflator.

         "Mortgage" shall mean any mortgage, deed of trust, or security document encumbering the Hotel and/or the Site or the interest of Owner or Wyndham therein.

         "Mortgagee" shall mean the holder of any Mortgage.

         "Notice of Proposed Sale" shall have the meaning set forth in Section 10.02.B.

         "Operating Accounts" shall have the meaning set forth in Section
4.03.A.

         "Operating Loss" shall mean a negative Operating Profit.

         "Operating Profit" shall mean, with respect to any given period of time, the excess of Gross Revenues over Deductions (each calculated in accordance with this Agreement and the Uniform System).

         "Owner's Agreement" shall have the meaning ascribed to it in the Recitals.

         "Primary Management Agreement" shall have the meaning ascribed to it in the Recitals."

         "Primary Manager" shall have the meaning ascribed to it in the Preamble or shall mean any successor or permitted assign, as applicable.

         "Primary Manager Prospectus" shall have the meaning set forth in
Section 11.09.

         "Performance Termination Period" shall mean the twelve (12) month period consisting of the six (6) months immediately prior to and including the month in which the Take-Over Date occurs, and the six (6) months immediately thereafter.

         "Performance Termination Threshold" shall mean the average Operating Profit over the Performance Termination Period; provided, however, that for the purpose of calculating the Performance Termination Threshold, the following adjustments shall be made in calculating the average Operating Profit over the Performance Termination Period: (i) so-called one-time charges in connection with its take-over of the Hotel shall not be included as Deductions, and (ii) costs that would have been incurred during the first six (6) months of the Performance Termination Period had the Hotel been operating in accordance with System Standards (i.e. costs of guest complementaries such as newspapers, front desk staffing and other similar recurring operating costs to the extent not incurred during such six first (6) month period) and management fees in a deemed amount equal to the Base Management Fee (in lieu of any actual management fees) shall be included in Deductions. Within sixty (60) days after the end of the Performance Termination Period, Submanager shall deliver to Primary Manager a statement of the Performance Termination Threshold, and therein shall describe any adjustments made pursuant to subsections (i) and/or (ii) above. Any adjustments made pursuant to subsection (ii) shall be made in good faith by Submanager and shall reflect the costs reasonably incurred at similar hotels managed by Submanager. Commencing as of first day of the fourth (4th) full Fiscal Year during the Term, and for each Fiscal Year thereafter, the Performance Termination Threshold (as originally calculated) applicable to such year shall be adjusted by adding (or subtracting) thereto (or therefrom) an amount equal to the product of (i) 75% of the percentage change in the GDP Deflator from the Effective Date to the date of adjustment, times (ii) the Performance Termination Threshold (as originally calculated).

         "Person" means an individual (and the heirs, executors, administrators, or other legal representatives of an individual), a partnership, a corporation, limited liability company, a government or any department or agency thereof, a trustee, a trust and any unincorporated organization.

         "Previously-Accrued Payables" shall mean all liabilities incurred with respect to the operation of the Hotel prior to the Take-Over Date (or allocable to the period prior to the Take-Over Date, under generally accepted accounting principles). The term "Previously-Accrued Payables" shall include, without limitation: (i) all accounts payable and accrued liabilities shown on the Hotel's balance sheet (current copies of which, through the Take-Over Date, shall be delivered to Submanager); and (ii) all accrued employee benefits.

         "Previously-Accrued Receivables" shall mean all receivables accrued in connection with the operation of the Hotel prior to the Take-Over Date, including (i) those accounts receivable which are shown on Primary Manager's balance sheet (current copies of which, through the Take-Over Date, shall be delivered to Submanager); and (ii) all other receivables.

         "Primary Manager" shall have the meaning set forth in the Recitals.

         "Prime Rate" shall mean the "base rate" of interest announced from time to time by Bankers Trust Company, New York, New York.

         "Proposed Business Plan" shall have the meaning set forth in Section 4.05.

         "Qualified Mortgage" shall have the meaning set forth in Section 8.02.

         "Reasonable Amount of Working Capital" shall mean an amount equal to $1,250 times the number of Guest Rooms in the Hotel, plus 1/26 of the annual payroll costs of the Hotel., such amount to be subject to adjustment after the first Fiscal Year of operation of the Hotel (either upward or downward) as the parties may reasonably agree to account for individual characteristics of the operations of the Hotel, such as seasonality of revenues and expenses. Following the first Fiscal Year of operation of the Hotel, such amount shall be subject to adjustment as part of the Proposed Business Plan approval process, provided that Primary Manager shall not disapprove a Reasonable Amount of Working Capital that is no more than the amount arrived at pursuant to the first sentence hereof, as modified to adjust the amount of $1,250 in proportion to any percentage change in the Revenue per Room for the Hotel for the previous Fiscal Year.

         "Reinstated Franchise Agreement" shall have the meaning set forth in
Section 2.01.B.

         "Restricted Area" shall mean the area described in Exhibit "A-1" attached hereto.

         "Restricted MHRS Hotel" shall mean any full-service hotel operating (either managed or franchised) under the "Marriott" trade name. The term "Restricted Hotel" shall not include any one or more of the following: (i) any existing (as of the Effective Date) full-service hotel operating under the "Marriott" trade name within the Restricted Area; (ii) any Ritz-Carlton hotel, Courtyard by Marriott Hotel, Renaissance Hotel, Conference Center by Marriott, Residence Inn by Marriott, Fairfield Inn, Fairfield Suites, TownePlace Suites or any other lodging product which is not operated as a full-service hotel under the "Marriott" trade name; or (iii) any future lodging product developed by Manager or one of its Affiliates which is not operated under the "Marriott" tradename.

         "Revenue Data Publication" shall mean Smith's STAR Report, a monthly publication distributed by Smith Travel Research, Inc. of Gallatin, Tennessee, or an alternative source, reasonably satisfactory to both parties, of data regarding the Revenue Per Room of hotels in the general trade area of the Hotel. If such Smith's STAR Report is discontinued in the future, or ceases (in the reasonable opinion of either Primary Manager or Submanager) to be a satisfactory source of data regarding the Revenue Per Room of various hotels in the general trade area of the Hotel, Submanager shall select an alternative source, subject to Primary Manager's approval (such approval not to be unreasonably withheld). If the parties fail to agree on such alternative source within a reasonable period of time, the matter shall be resolved by determination by arbitration pursuant to Section 11.21.

         "Revenue Index" shall mean that fraction which is equal to (a) the Revenue Per Room for the Hotel, divided by (b) the average Revenue Per Room for the hotels in the Competitive Set, as set forth in the Revenue Data Publication. Appropriate adjustments shall be made in the event of Force Majeure or a major renovation of the Hotel.

         "Revenue Index Threshold" shall mean ninety percent (90%) of the Revenue Index as calculated over the Performance Termination Period.

         "Revenue Per Room" shall mean (i) the term "revenue per room" as defined by the Revenue Data Publication; or (ii) if the Revenue Data Publication is no longer being used (as more particularly set forth in the definition of "Revenue Data Publication"), the aggregate gross room revenues of the hotel in question for a given period of time divided by the total room nights for such period. If clause (ii) of the preceding sentence is being used, a "room" shall be a hotel guestroom which is keyed as a single unit.

         "Sale of the Hotel" shall mean any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, of the fee simple title to the Site and/or the Hotel [for Atlanta, leasehold interest]. For purposes of this Agreement, a Sale of the Hotel shall also include a lease (or sublease) of all or substantially all of the Hotel or Site and any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, in a single transaction or a series of transactions, of the controlling interest in Owner. If Owner is a corporation, the phrase "controlling interest" shall mean the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of Owner (through ownership of such shares or by contract). If Owner is not a corporation, the phrase "controlling interest" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Owner.

         "Settlement Agreement" shall have the meaning ascribed to it in the Recitals.

         "Site" shall have the meaning ascribed to it in Section A of the Recitals.

         "Soft Goods" shall mean all fabric, textile and flexible plastic products (not including items which are classified as "Fixed Asset Supplies" under the Uniform System of Accounts) which are used in furnishing the Hotel, including, without limitation: carpeting, drapes, bedspreads, wall and floor coverings, mats, shower curtains and similar items.

         "Software" shall mean all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than computer software which is commercially available, which are used by Submanager in connection with the property management system, the reservation system and all future electronic systems developed by Submanager for use in the Hotel.

         "Special Capital Expenditures" shall mean certain routine, non-major expenditures which are classified as "capital expenditures" under generally-accepted accounting principles, but which will be funded from the FF&E Reserve (pursuant to Section 5.02), rather than pursuant to the provisions of
Section 5.03. Special Capital Expenditures consist of the following types of expenditures: exterior and interior repainting; resurfacing building walls and floors; resurfacing parking areas; replacing folding walls; and miscellaneous similar expenditures.

         "Special Fee" shall have the meaning set forth for such term in the Settlement Agreement.

         "Submanager" shall have the meaning ascribed to it in the Preamble hereto or shall mean any successor or permitted assign, as applicable.

         "Submanager Prospectus" shall have the meaning set forth in Section 11.09.

         "Subordination Agreement" shall have the meaning ascribed to it in
Section 8.03.

         "Subsequent Primary Managers" shall have the meaning ascribed to it in
Section 8.03.

         "System Standards" shall mean either (or both, as the context requires) of the following two (2) categories of standards: (i) the operational standards (for example, services offered to guests, quality of food and beverages, cleanliness, staffing and employee compensation and benefits, Chain Services, the Marriott Rewards Program and other similar programs, etc.); and (ii) the physical standards (for example, quality of the Improvements, FF&E, and Fixed Asset Supplies, frequency of FF&E replacements, etc.); each of such standards shall be the standard which is generally prevailing or in the process of being implemented at other hotels in the Marriott System, including all services and facilities in connection therewith that are customary and usual at comparable hotels in the Marriott System.

         "Take-Over Date" shall mean the date which is set forth on Exhibit "A-1" hereto.

         "Term" shall have the meaning ascribed to it in Section 2.01.

         "Term Expiration Date" shall mean the date set forth on Exhibit "A-1" attached hereto.

         "Termination" shall mean the expiration or sooner cessation of this Agreement.

         "Termination Effective Date" shall have the meaning set forth in
Section 2.01.B.

         "Total Casualty" shall mean any fire or other casualty which results in damage to the Hotel and its contents to the extent that the total cost of repairing and/or replacing the damaged portion of the Hotel to the same condition as existed previously would be thirty percent (30%) or more of the then total replacement cost of the Hotel.

         "Trade Area Expiration Date" shall mean the date which is set forth in Exhibit "A-1" attached hereto.

         "Trade Names" shall mean any name, whether informal (such as a fictitious name or d/b/a) or formal (such as the full legal name of a corporation or partnership) which is used to identify an entity.

         "Trademark" shall mean any word, name, device, symbol, logo, design, brand, servicemark, other distinctive feature or any combination of the foregoing which is used to identify or symbolize a party's goods and/or services and to distinguish them from the goods and/or services of others.

         "Uniform System of Accounts" shall mean the Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the Hotel Association of New York City, Inc.

         "Working Capital" shall mean funds that are used in the day-to-day operation of the business of the Hotel, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, amounts deposited in operating bank accounts, receivables, amounts deposited in payroll accounts, prepaid expenses and funds required to maintain Inventories, less accounts payable and accrued current liabilities.

         "WARN Act" shall mean the "Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101 et seq.

                               END OF ARTICLE XII
                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed under seal as of the day and year first written above.


                                           PRIMARY MANAGER:

                                           IHC II, LLC

Attest:



By:                                        By:
   --------------------------                 --------------------------
Title:                                     Title:




                                           SUBMANAGER:

Attest:                                    MARRIOTT INTERNATIONAL, INC./MARRIOTT
                                           HOTEL SERVICES, INC.
                                           a Delaware corporation




By:                                        By:
   --------------------------                 --------------------------

Title:                                     Title:

                                   EXHIBIT A-1


Name and Location of Hotel:                          Albany Marriott
                                                     189 Wolf Road
                                                     Albany, New York 12205

Submanager:                                          Marriott International, Inc.

Take-Over Date:                                      Divestiture Date

Term Expiration Date:                                February 22, 2009

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross Revenues.
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $754,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues

Description of "Restricted Area":                    See Exhibit "A-2"

Trade Area Expiration Date:                          February 22, 2009

Chain Exception:                                     Yes


* Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          Atlanta Marriott North Central
                                                     2000 Century Boulevard, N.E.
                                                     Atlanta, Georgia 30345

Submanager:                                          Marriott Hotel Services, Inc

Take-Over Date:                                      One Year after Divestiture Date

Term Expiration Date:                                September 1, 2005

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross Revenues
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $327,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues

Description of "Restricted Area":                    See Exhibit "A-2"

Trade Area Expiration Date:                          September 1, 2005

Chain Exception:                                     Yes




* Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1

Name and Location of Hotel:                          Pittsburgh Airport Marriott
                                                     100 Aten Road
                                                     Pittsburgh, PA 15108

Submanager:                                          Marriott Hotel Services, Inc

Take-Over Date:                                      One Year after Divestiture Date

Term Expiration Date:                                September 2, 2011

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross Revenues
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $18,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues

Description of "Restricted Area":                    See Exhibit "A-2"

Trade Area Expiration Date:                          September 2, 2011

Chain Exception:                                     No


* Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          Harrisburg Marriott
                                                     4650 Lindle Road
                                                     Harrisburg, Pennsylvania 17111

Submanager:                                          Marriott Hotel Services, Inc.

Take-Over Date:                                      Divestiture Date

Term Expiration Date:                                March 30, 2004

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross Revenues.
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $144,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues

Description of "Restricted Area":                    See Exhibit "A-2"

Trade Area Expiration Date:                          March 30, 2004

Chain Exception:                                     No


* Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1

Name and Location of Hotel:                          Houston Marriott North at Greenspoint
                                                     255 No. Sam Houston Parkway, East
                                                     Houston, Texas 77060

Submanager:                                          Marriott Hotel Services, Inc.

Take-Over Date:                                      One year after Divestiture Date

Term Expiration Date:                                January 31, 2011

Base Management Fee:                                 Zero (i.e. no Base Management Fee)
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $660,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues

Description of "Restricted Area"                     See Exhibit "A-2"

Trade Area Expiration Date:                          January 31, 2011

Chain Exception:                                     No




*Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1

Name and Location of Hotel:                          Indian River Plantation Marriott Resort
                                                     555 N.E. Ocean Boulevard
                                                     Stuart, Florida 34996

Submanager:                                          Marriott International, Inc.

Take-Over Date:                                      Divestiture Date

Term Expiration Date:                                December 31, 2017

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross Revenues.
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $1,075,000*

FF&E Reserve Contribution:                           Through December, 1999: Four percent of Gross Revenues
                                                     2000 and thereafter:  Five percent of Gross Revenues

Description of "Restricted Area":                    See Exhibit "A-2"

Trade Area Expiration Date:                          December 31, 2017

Chain Exception:                                     No


*Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          Philadelphia Marriott West
                                                     Matson Ford at Front Street
                                                     111 Crawford Avenue
                                                     West Conshohocken, Pennsylvania 19428

Submanager:                                          Marriott Hotel Services, Inc.

Take-Over Date:                                      Divestiture Date

Term Expiration Date:                                August 28, 2014

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross Revenues
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $26,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues

Description of "Restricted Area":                    See Exhibit "A-2"

Trade Area Expiration Date:                          August 28, 2014

Chain Exception:                                     Yes



* Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          San Diego Marriott Mission Valley
                                                     8757 Rio San Diego Drive
                                                     San Diego, California 92108

Submanager                                           Marriott International, Inc.

Take-Over Date:                                      Divestiture Date

Term Expiration Date:                                June 1, 2012

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross Revenues.
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $451,000

FF&E Reserve Contribution:                           Through May, 1999: Four percent of Gross Revenues
                                                     June 1999 and thereafter: Five percent of Gross Revenues

Description of "Restricted Area"                     See Exhibit "A-2"

Trade Area Expiration Date:                          June 1, 2012

Chain Exception:                                     No





*Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          Minneapolis Marriott Southwest
                                                     5801 Opus Parkway
                                                     Minnetonka, Minnesota 55343

Submanager:                                          Marriott Hotel Services, Inc.

Take-Over Date:                                      One Year after Divestiture Date

Term Expiration Date:                                April 22, 2013

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross Revenues.
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $148,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues

Description of "Restricted Area"                     See Exhibit "A-2"

Trade Area Expiration Date:                          April 22, 2013

Chain Exception:                                     No




*Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          Warner Center Marriott Woodland Hills
                                                     21850 Oxnard Street
                                                     Woodland Hills, California 91367

Submanager:                                          Marriott International, Inc.

Take-Over Date:                                      Divestiture Date

Term Expiration Date:                                December 15, 2005

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross Revenues.
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $1,336,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues

Description of "Restricted Area"                     See Exhibit "A-2"

Trade Area Expiration Date:                          December 15, 2005

Chain Exception:                                     Yes




* Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                  EXHIBIT "A-2"

                         Atlanta Marriott North Central


Two (2) mile radius from the Hotel, as shown on the attached map.

                                  EXHIBIT "A-2"

                               Harrisburg Marriott


Dauphin County plus triangle of area bounded by the Pennsylvania Turnpike on the south to a point west of Harrisburg where it connects with I-81 then northwest on I-81 to the Susquehanna River south to the Pennsylvania Turnpike plus one (1) mile outside the triangle at each interstate intersection. All as more specifically indicated on the attached map.

For purposes of delineating the boundary of the area described above, such boundary shall be the center line of the specified road or highway. If there exists a conflict between the map and the narrative description set forth above, the narrative shall control.

                                  EXHIBIT "A-2"

                      Houston Marriott North at Greenspoint


The area outlined on the attached map.

                                  EXHIBIT "A-2"

                     Indian River Plantation Marriott Resort


Ten (10) mile radius from the Hotel.

                                  EXHIBIT "A-2"

                    Philadelphia Marriott West (Conshohoken)


Three (3) mile radius from the Hotel, as shown on the attached map.

                                  EXHIBIT "A-2"

                        San Diego Marriott Mission Valley


That area outlined on the attached map which is described as follows:

         At the intersection of Interstate 5 and 274, continue due east crossing Genesee Avenue, 163, and Interstate 805 until Mission Gorge Road. Continue south on Mission Gorge Road to Fairmont Avenue. Follow Fairmont Avenue south to University. Head west on University until intersecting Park Boulevard. Continue south on Park Boulevard turning south on Upas Street. Proceed on Upas Street to Richmond. Continue south on Richmond until 163. Head south on 163 to El Prado. Follow El Prado to Interstate 5. At the intersection of El Prado and Interstate 5 continue north on Interstate 5 until reaching 274.

For purposes of delineating the boundary of the area described above, such boundary shall be the center line of the specified road or highway. If there exists a conflict between the map and the narrative description set forth above, the narrative shall control.

                                  EXHIBIT "A-2"

                      Warner Center Marriott Woodland Hills

That area outlined on the attached map which is described as follows:

Five (5) mile radius from the Hotel as extended to an area bounded by Victory Boulevard, Interstate 405, Mulholland Drive, Triunfo Canyon Road, Kanan Road and the Ventura County Line.

For purposes of delineating the boundary of the area described above, such boundary shall be the center line of the specified road or highway. If there exists a conflict between the map and the narrative description set forth above, the narrative shall control.

                                  EXHIBIT "A-2"

                             Minneapolis, Minnesota


Three (3) mile radius from the Hotel, as shown on the attached map.

                                  EXHIBIT "A-2"

                               Pittsburgh Airport

In Pittsburgh, Pennsylvania, that certain area bounded on the south by the Allegheny/Washington county line, on the west by the Beaver/Allegheny county line, on the north by the Ohio River, and on the east by Interstate 79, as shown on the attached map.

For purposes of delineating the boundary of the area described above, such boundary shall be the center line of the specified road or highway. If there exists a conflict between the map and the narrative description set forth above, the narrative shall control.

                                   EXHIBIT B-1

                                 Five-Year Plan

                                   EXHIBIT B-2

                         Additional Capital Expenditures

                                    EXHIBIT C

                       Memorandum of Management Agreement



WHEN RECORDED MAIL TO:
MARRIOTT INTERNATIONAL, INC.
[Attorney] - Dept. 52/923
Marriott Drive
Washington, DC  20058

                       MEMORANDUM OF MANAGEMENT AGREEMENT


                  THIS MEMORANDUM OF MANAGEMENT AGREEMENT (the "Memorandum") is made and entered into as of this ______ day of _____, 19__ by and between _______________, a _________________ ("Owner"), with a mailing address of
_________________ and ___________________, a ___________________ ("Manager"),
with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20817.

                                   WITNESSETH:

                  Owner acknowledges that Manager has entered into that certain Submanagement Agreement dated ______________ (herein the "Management Agreement") with respect to operation of a hotel on the premises located in ______________ County, _______________, as more particularly described on Exhibit A attached hereto (the "Premises").

                  The Management Agreement is in effect. The term of the Management Agreement expires on _____________________________, subject to early termination as set forth therein.

                  Article 8 of the Management Agreement contains certain terms and restrictions relating to financing of the Premises. Article 10 of the Management Agreement also contains terms and conditions relating to Owner's ability to sell or transfer interests in itself or the Premises.

                  This Memorandum is not intended to alter or modify in any way the terms and conditions of the Management Agreement.

         IN WITNESS WHEREOF, Owner and Manager have caused this Memorandum to be executed under seal by their duly authorized representatives as of the day, month and year first above written, for the purpose of providing an instrument for recording and giving notice of the Management Agreement and certain of the terms and conditions therein.


                                                     OWNER:

Witnesses:                                           ---------------------------


                                                     By:
-------------------------------                         ------------------------
Printed:                                             Name:
        -----------------------                           ----------------------
                                                     Title:
                                                           ---------------------

                                                     MANAGER:

Witnesses:                                           ---------------------------


                                                     By:
-------------------------------                         ------------------------
Printed:                                             Name:
        -----------------------                           ----------------------
                                                     Title:
                                                           ---------------------





STATE OF ___________________

COUNTY OF _________________


              On this the _____ day of ______________, 19__, before me, the undersigned officer, personally appeared _____________________________ who acknowledged himself to be the _________________ of __________________, a
_____________________ and that he as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the ___________________ by himself as _____________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                           -------------------------------------
                                           Notary Public
                                           My Commission Expires:_______________


STATE OF ___________________

COUNTY OF _________________


              On this the _____ day of ______________, 19__, before me, the undersigned officer, personally appeared _____________________________ who acknowledged himself to be the _________________ of __________________, a
_____________________ and that he as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the ___________________ by himself as _____________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                           -------------------------------------
                                           Notary Public
                                           My Commission Expires:_______________

                 EXHIBIT A TO MEMORANDUM OF MANAGEMENT AGREEMENT



                                LEGAL DESCRIPTION


                                  [To Be Added]